Exhibit 10.23

                               LEASE SUMMARY SHEET

1.    LANDLORD:   CFM PARTNERS
                        120 Arrandale Boulevard
                        Exton, Pennsylvania

2.    TENANT:     CFM TECHNOLOGIES, INC.
                  1336 Enterprise Drive
                  West Chester, PA  19380

      Contact:    Lorin J. Randall, Vice President
                  (610) 696-8300

3.    BUILDING AND PREMISES:

                Phase I

                One 80,000 square foot multi-story office building to be constructed on Lot 4, and one 60,000 square foot manufacturing building to be constructed on Lots 7 and 8

                Phase II

                One 50,000 square foot addition to the Phase I office building to be constructed on Lot 1; and one 60,000 square foot addition to the Phase I manufacturing building to be constructed on Lot 11, which shall be resubdivided concurrently with the relocation of James Hance Court

4.    INITIAL TERM:     Twenty (20) years, plus three (3) renewal options

5. RENT: Annual Base Rent (subject to adjustment and allocation in accordance with Lease):

                Years 1 through 20            $1,482,250

                Additional rent for Phase II land commitment (subject to Lease terms):

                Years 1 and 2                 $0
                Years 3 through 10            $65,600 for Lot 1
                                              (Phase II Office Land)
                                              $59,000 for Lot 11
                                              (Phase II Manufacturing Land)
                Year 11 and subsequent        $98,400 for Lot 1
                                              (Phase II Office Land)

                years until construction      $88,500 for Lot 11
                                              (Phase II Manufacturing
                                              or release of the Land)
                                              applicable Phase II Land

     NOTE: This Lease Summary Sheet is for the convenience of Landlord and Tenant and shall not be deemed to be incorporated into or made a part of the attached Lease for any reason.

                                TABLE OF CONTENTS

1.    THE PARTIES .............................................................1
2.    BUILDING, PREMISES AND RELATED AREAS.....................................1
3.    LEASING CLAUSE; QUIET ENJOYMENT..........................................2
4.    USE OF PREMISES..........................................................4
5.    TERM; OPTION TO RENEW....................................................4
6.    ANNUAL BASE RENT.........................................................7
7.    ANNUAL ADDITIONAL RENT...................................................7
8.    ASSIGNMENT OR SUBLET....................................................12
9.    INSPECTION AND REPAIR OF PREMISES.......................................12
10.   DAMAGE TO PREMISES......................................................13
11.   EMINENT DOMAIN..........................................................14
12.   TENANT'S OBLIGATIONS....................................................15
13.   LANDLORD'S OBLIGATIONS..................................................16
14.   INSURANCE...............................................................17
15.   COMPLIANCE WITH LAWS; ZONING............................................19
16.   TENANT DEFAULT..........................................................19
17.   LANDLORD DEFAULT........................................................22
18.   SUBORDINATION...........................................................23
19.   LANDLORD'S REPRESENTATIONS AND WARRANTIES...............................23
20.   CONSTRUCTION OF BUILDING AND RELATED AREAS..............................25
20.A. PROJECT COST LOAN TO LANDLORD...........................................34
21.   EXTENSION RIGHT; HOLDING OVER...........................................35
22.   NOTICES.................................................................35
23.   MISCELLANEOUS...........................................................36
24.   RIGHT OF FIRST REFUSAL..................................................37
25.   RIGHT OF FIRST REFUSAL - LEASE..........................................38
26.   FINANCING; PRE-COMMENCEMENT PURCHASE OPTIONS DUE TO DEFAULT.............38
27.   PHASE II OFFICE EXPANSION...............................................40
28.   PHASE II MANUFACTURING EXPANSION........................................46
29.   SEPARATE OPTIONS........................................................53
30.   PURCHASE OPTION.........................................................54
31.   CONSTRUCTION MATTERS DISPUTE RESOLUTION.................................56
32.   RECORDING MEMORANDUM....................................................58
33.   PHASE II LAND COVENANTS AND EASEMENTS...................................58
34.   INDEMNIFICATION.........................................................59
35.   ENVIRONMENTAL COMPLIANCE................................................59
36.   LIMITATION OF LANDLORD'S LIABILITY......................................60
37.   ATTACHMENTS.............................................................60


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                                    EXHIBITS

Exhibit A - Site Plans

Exhibit B - Schedule of Estimated Real Estate Taxes and Operating Expenses

Exhibit C - Base Plans and Specifications

Exhibit D - Developer Schedule

Exhibit E - Budget

Exhibit F - Subordination, Nondisturbance and Attornment Agreement

Exhibit G - Design Build Agreement

Exhibit H - Recording Memorandum

Exhibit I - Early Startup Expenses

Exhibit J - Letter dated April 18, 1997, from Knauer & Gorman, Addressing Office
            Building Height Issue

Exhibit K - Letters dated April 25, 1997 from Knauer & Gorman and April 24, 1997 from Chester Valley Engineers, Inc.
            Addressing Stormwater Management Issues

Exhibit L - James Hance Court Relocation Cost Schedule (3 pages) and Phase II
            Office Storm and Sanitary Sewer Relocation Cost Schedule (2 pages), by Knauer & Gorman, dated April 30, 1997

Exhibit M - List of Approved Alternates, Knauer & Gorman, dated April 17, 1997

Exhibit N - Subordination Agreement by Owner

Exhibit O - CFM Phase - I Cash Requirements

Exhibit P - Design Build Purchase Price Schedule


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                                      LEASE


     THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 16 day of July, 1997, between Landlord and Tenant named below.

1.    THE PARTIES.

            (a)   The name and address of Landlord is:

CFM Partners (a Pennsylvania general partnership having James J. Gorman and Christopher J. Knauer as its general partners)
                  120 Arrandale Boulevard
                  Exton, Pennsylvania

            (b)   The name and address of Tenant is:

                  CFM Technologies, Inc.
                  1336 Enterprise Drive
                  West Chester, PA  19380

            (c)   The name and address of the Owner ("Owner") is:

                  Exton Development Company, Ltd. (a Pennsylvania limited partnership)


2.    BUILDING, PREMISES AND RELATED AREAS.

     (a) The land (the "Land") on which the Phase I office building (the "Office Building") and the Phase I manufacturing building (the "Manufacturing Building") (together called the "Buildings") will be built is described on Exhibit A attached hereto and is located at Lots 1, 4, 7, and 8, Oaklands Corporate Center, Exton, Pennsylvania. The portion of the Land on which the Office Building will be built is sometimes called the "Office Land". The portion of the Land on which the Manufacturing Building will be built is sometimes called the "Manufacturing Land". The Land is shown on the Site Plan attached hereto as Exhibit A. As shown on Exhibit A, the Land initially includes only a portion of Lot 1 along with certain stormwater drainage easements shown on the balance of Lot 1.

(b) Also shown and approximately delineated as the "Phase II Land" on Exhibit A are: the remainder of Lot 1; and Lot 11 (which shall be resubdivided concurrently with the relocation of James Hance Court). The Phase II Land is not included as part of the Land subject to the Lease but is reserved for future expansion by Tenant pursuant to its options reserved under Paragraphs 27 and 28 of this Lease, below. That portion of Lot 1 on which the Tenant has reserved an option to expand the Phase I Office Building by construction of an


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approximately 50,000 square foot addition is shown on Exhibit A and referred to herein as the "Phase II Office Land". That portion of the Phase II Land on which Tenant has reserved an option for construction of an approximately 60,000 square foot addition to the Manufacturing Building is shown on Exhibit A and referred to herein as the "Phase II Manufacturing Land". In the event that Tenant does not elect to exercise its option to expand the Office Building on the Phase II Office Land, then the Phase II Office Land shall be released from the Tenant's expansion option under Paragraph 27, below, and no longer be subject to any rights or obligations of Tenant hereunder, except for Tenant's rights under the Phase II Land Covenants and Easements described in Paragraph 33. If the Tenant does not elect to exercise its option to expand the Manufacturing Building on the Phase II Manufacturing Land, then the Phase II Manufacturing Land shall be released from the Tenant's expansion option under Paragraph 28 below and Tenant shall have no further rights or obligations pertaining to the Phase II Manufacturing Land except for Tenant's rights under the Phase II Land Covenants and Easements described in Paragraph 33. Until Tenant exercises its option to expand onto the Phase II Office Land and/or Phase II Manufacturing Land, or either, Tenant shall have no obligations whatsoever with respect thereto, other than any obligations it may have to maintain or contribute to the maintenance of any easements thereon pursuant to the express provisions set forth in this Lease.

     (c) The Building premises (the "Premises") initially covered by this Lease consist of the entire Buildings which will contain approximately 80,000 square feet of gross floor area in the Office Building on Lot 4 and 60,000 square feet of gross floor area in the Manufacturing Building on Lots 7 and 8. For purposes of this subparagraph and the purposes of Paragraph 20 of the Lease, the total gross floor area shall be the area of the Buildings, measured to the outside surface of the dominant exterior wall material, minus recessed windows, entrances or design features, second story lobby floor openings and mechanical penthouses.

     (d) Tenant and its invitees shall have the exclusive right to use those areas of the Land and Buildings including the Buildings' entrances, lobbies, corridors, elevators, lavatories, loading docks, roof, roads, driveways, stairways, sidewalks, parking facilities and other similar areas, which enable Tenant to obtain full use and enjoyment of the Premises for all customary purposes (the "Related Areas").

     (e) The Buildings, the Premises, the Related Areas, the Land on which they are located and any other improvements on the Land are hereinafter collectively referred to as the "Property". The Office Building, Office Land and Office Related Areas are sometimes called the "Office Property". The Manufacturing Building, Manufacturing Land and Manufacturing Related Areas are sometimes called the "Manufacturing Property." The Phase II Land, or applicable portion thereof, shall be deemed part of the Property only upon exercise by Tenant of its expansion option(s) with respect thereto under Paragraphs 27 and/or 28, below, and only upon completion of construction of the Building expansion thereon and the applicable Phase II Commencement Date (defined in said paragraphs below) therefor.


3.    LEASING CLAUSE; QUIET ENJOYMENT.

     (a) Landlord represents and warrants that it is the equitable owner under an installment sale agreement between Landlord and Owner of the Property and that it has full right


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and authority from all persons having any interest in the Property to make this
Lease. Landlord hereby leases the Property to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease. Landlord shall hold and reserve each parcel of the Phase II Land exclusively for Tenant's use pursuant to the Phase II Expansion Options described in Paragraphs 27 and 28 unless and until the same is released by Tenant pursuant to this Lease.

     (b) Landlord warrants, represents and covenants to Tenant that:

                (i) Landlord is a validly existing and duly registered Pennsylvania general partnership whose sole partners are identified in Paragraph 1(a). Landlord has good and marketable fee simple title to the Property and the Phase II Land free and clear of all liens and encumbrances except taxes not yet due and payable and the Permitted Exceptions as defined in Subparagraph (ii) below;

                (ii) Within thirty (30) days following the date of execution of this Lease, Landlord shall supply Tenant with a title report (the "Title Report") covering the Land and the Phase II Land issued by a reputable title insurance company insuring titles in the Commonwealth of Pennsylvania. The title report will contain legal descriptions of each lot or parcel of ground containing or comprising the Land or Phase II Land. Within ten (10) days of the date of receipt of the Title Report by Tenant, Tenant shall mark up Schedule B, Section 2 of the Title Report so as to indicate those exceptions to title which are unacceptable to Tenant. All exceptions to title shown on Schedule B, Section 2 of the Title Report which do not interfere with the proposed development of the Property and/or Phase II Land for Tenant's proposed use and which are not so objected to by Tenant are hereinafter called the "Permitted Exceptions". Within ten (10) days following receipt of the marked up Title Report, Landlord shall give notice to Tenant of the identity of those exceptions to title which Tenant has indicated by its notice as being unacceptable and which Landlord indicates that it is unwilling or unable to cure. Such additional exceptions and conditions shall be added to and become a part of the Permitted Exceptions unless Tenant, within ten (10) days following receipt of Landlord's notice, sends notice to Landlord of termination of this Lease, in which event this Lease shall be null and void and have no further force or effect, except that Landlord shall be entitled to reimbursement for Early Startup expenses incurred to the date of lease termination as provided in Paragraph 20(l)(iii). However, Landlord may not add Permitted Exceptions and Tenant shall not be liable for Early Start-Up Expenses on account of Permitted Exceptions, if any such Permitted Exceptions will preclude the planned development of the Property or the Phase II Land for Tenant's proposed use.

                (iii) Tenant may obtain a title insurance policy or commitment therefor issued by a title insurance company acceptable to Tenant. Landlord will cooperate with Tenant in obtaining said policy or commitment by delivering, within seven (7) days after notification by Tenant or its agent of the name and address of the title insurance company which will furnish the same, all title information in Landlord's possession relating to the Property and Phase II Land


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        and, thereafter, any additional documents as may be required by the title insurance company to issue its commitment or policy. Such policy or commitment must insure or commit to insure Tenant's leasehold interest, against all liens and encumbrances except taxes not yet due and payable and the Permitted Exceptions which have been approved in writing by Tenant. If such title policy is not obtainable or if the commitment shows any liens, encumbrances or exceptions to title other than those specified above, Tenant may, at its sole option, terminate this Lease at any time prior to commencement by notice to Landlord, in which event this Lease shall be null and void and have no further force or effect and any monies paid or advanced for rent, deposits, Early Startup Expenses (defined below in Article 20) or project-related costs (under Article 20.A), or otherwise, shall be returned to Tenant and Tenant shall be released from any obligations under the terms of this Lease. Notwithstanding anything herein contained to the contrary, Landlord reserves the right to impose easements, restrictions and other covenants on the Land at any time after the date of execution of this Lease as may be reasonably necessary or desirable for the development of the Land as contemplated hereunder provided such additional easements, restrictions and covenants will not materially interfere with Tenant's intended use of the Property or future Phase II expansions.

     (c) By execution hereof, Landlord hereby confirms that Owner is obligated to convey all of its interest in the Property to Landlord. Upon execution hereof, Landlord will cause Owner to execute the Subordination Agreement in form attached hereto as Exhibit N to confirm that it has authorized Landlord to execute this Lease and that its title and interest are subject to this Lease.


     4. USE OF PREMISES. Tenant may use and occupy the Premises for general and administrative office uses, manufacturing of equipment for production, assembly and distribution of computer components, warehouse storage, and all other uses normally incident to the foregoing, and/or any and all other lawful uses conforming to the requirements of the Park Covenants (defined in this Lease below).


     5. TERM; OPTION TO RENEW.

     (a) The term of this Lease ("Term") shall begin thirty (30) days after the later to occur of (i) the date of Substantial Completion (as defined below),
(ii) the date Landlord has given Tenant written notice of Substantial Completion, or (iii) the date Tenant receives final certificates of occupancy from West Whiteland Township and the Commonwealth of Pennsylvania's Department of Labor and Industry for each Building (the "Commencement Date"), and shall end on that date which is the last day of the two hundred fortieth (240th) month following the Commencement Date (the "Expiration Date"), unless: (i) sooner terminated in accordance with the terms and conditions contained in this Lease; or (ii) extended pursuant to the provisions of this Lease. Landlord and Tenant agree to execute an amendment, within thirty (30) days after Tenant's occupancy of the Premises, establishing the Commencement Date and the Expiration Date. The term "Lease Year" as used in this Lease shall mean the period of one (1) year commencing on the Commencement Date or any anniversary thereof. Notwithstanding the foregoing, Tenant shall have the right to enter, occupy, equip and use the Premises free of any Annual Base Rent or Additional Rent (except for the Operating Expense Payment) during the


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thirty (30) day period after the Commencement Date. Further, although the
Commencement Date of the term of the Lease will not occur until Substantial Completion of Landlord's Work on the entire Property, Tenant may enter and occupy the Manufacturing Building, upon Substantial Completion thereof and prior to the Substantial Completion of the Office Property and prior to the Commencement Date of the Lease Term, provided that Tenant's use and occupancy thereof prior to the Commencement Date shall be subject to all terms and conditions of this Lease, including the requirement for payment of Annual Base Rent and any Additional Rent applicable to the Manufacturing Building except during the initial thirty (30) day "free-rent" period mentioned above in this Paragraph 5(a), which free rent period will commence as to the Manufacturing Building upon Substantial Completion of the Manufacturing Building and Tenant's occupancy thereof.

     (b) "Substantial Completion" and "Substantially Complete" shall mean that all of the following conditions have been satisfied with respect to the "Landlord's Work" (defined in Paragraph 20): (i) final, unconditional certificates of occupancy have been issued by West Whiteland Township and the Commonwealth of Pennsylvania Department of Labor and Industry and Landlord has passed all local inspections for Landlord's Work; (ii) Landlord's Work has been completed in accordance with the Final Plans and the requirements of the provisions of Article 20 of this Lease, as reasonably determined by Landlord's Building architect, subject to confirmation by the Consultant (identified in Paragraph 31) subject only to normal punch list items that will not interfere with the immediate occupancy of the Premises, a list of which shall be prepared by Landlord and Tenant, and which items Landlord agrees to correct by the Commencement Date; (iii) a certification by the Building architect, consented to and approved by Landlord has been delivered to Tenant, stating that: (A) the proper federal, state, county, regional and local authorities, including those having jurisdiction over applicable zoning, building, health, safety and environmental regulations, have issued all licenses, permits, approvals and consents necessary connection with Landlord's Work; (B) the Buildings comply with the applicable provisions of Paragraphs 15(a) and 19(a) hereof and with any private covenants applicable to the Property generally; and (C) all of Landlord's Work is complete, in clean and first-class condition, and where applicable, in working order such that Landlord may perform its obligations in the manner required by this Lease; and (iv) a certification by Landlord, stating that (A) the Buildings comply with the applicable provisions of any private covenants applicable to the Property generally, and (B) all of Landlord's Work is, where applicable, in a condition such that Landlord may perform its obligations in the manner required by this Lease. The "Date of Substantial Completion" shall mean the date on which Landlord's Work is Substantially Complete.

     (c) Landlord will commence Landlord's Work and will use all commercially reasonable efforts to Substantially Complete Landlord's Work on the Office Property and the Manufacturing Property or before the final dates respectively set forth in Article 20, below, for completion hereof (the "Scheduled Substantial Completion Date"). If either (Office or Manufacturing) Premises are not Substantially Complete by its Scheduled Substantial Completion Date, then once the Lease commences, Tenant shall receive one-half (1/2) day of abatement of Annual Base Rent (as defined in Paragraph 6 and as adjusted pursuant to Article 20) for each day that the Landlord's Work on such Premises was not Substantially Complete after the Scheduled Substantial Completion Date. If either (Office or Manufacturing) Premises are


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Substantially Complete prior to its Scheduled Substantial Completion Date, then upon the date of commencement of the Lease, Landlord shall be entitled to receive an early completion bonus equal to one (1) day of Annual Base Rent applicable to that Premises (as defined in Paragraph 6 and as adjusted pursuant to Article 20) for each day that the Landlord's Work on such Premises was Substantially Complete prior to the Scheduled Substantial Completion Date; provided, however, Landlord shall be required to give Tenant not less than sixty
(60) days prior notice of the anticipated substantial completion of either (Office or Manufacturing) Premises prior to its Scheduled Substantial Completion Date. If either Premises are not Substantially Completed by the date which is one hundred twenty (120) days after its Scheduled Substantial Completion Date, which latter date shall be extended as provided by Change Order (as provided in Article 20) and as a result of riots, insurrection, war, governmental restriction, unusually adverse weather conditions or other reasons beyond Landlord's control in the exercise of best efforts (but excluding strikes, lock-outs or labor troubles), then Tenant shall have the option to purchase the Property and, at Tenant's option, the Phase II Land, upon the terms and conditions set forth in Paragraph 26(a)(ii) below. As a condition to any extension of the Scheduled Substantial Completion Date for reasons permitted in the foregoing sentence, Landlord shall notify Tenant at the earliest practical time upon the occurrence or discovery of any occurrence or condition necessitating extension for permitted reasons beyond Landlord's control, and shall, in such notice, describe the cause of the delay and Landlord's best estimate of the length of the delay resulting from such cause. In no event shall Tenant be required to take occupancy of the Premises or accept a Commencement Date prior to the commencement date.

     (d) Landlord grants Tenant the option to renew this Lease under the terms and conditions as follows.

                (i) Provided Tenant is not in default under this Lease beyond any applicable cure period at the time the option may be exercised, Landlord grants Tenant the option to renew this Lease for three (3) additional terms (the "Renewal Periods") of (A) five (5) years, (B) four and one-half (41/2) years, and (C) five and one-half (51/2) years, respectively, following the Expiration Date, or the expiration of the preceding Renewal Period, as the case may be. Tenant must exercise its options by giving Landlord written notice at least six (6) months prior to the Expiration Date, or the expiration of the preceding Renewal Period, as the case may be. Absent notice of the exercise of any such Renewal Period option by the time required hereunder (which shall be of the essence), such Renewal Period option shall terminate and expire.

                (ii) The Annual Base Rent payable during each of the first two
        (2) Renewal Periods shall be in an amount equal to one hundred one and two-tenths percent (101.2%) of the Annual Base Rent payable pursuant to this Lease prior to the commencement of such Renewal Period. The Annual Base Rent payable during the third (3rd) Renewal Period shall be the Fair Market Rental Value of the Premises, as such Fair Market Rental Value may be mutually agreed. For that purpose, within fifteen (15) days after Tenant's exercise of the option to renew for the third Renewal Period, Landlord will notify Tenant in writing of the Fair Market Rental Value. Tenant shall have fifteen (15) days from receipt of Landlord's notice to either accept or dispute Landlord's determination of the Fair Market Rental Value. In the event that Tenant disputes Landlord's determination, Tenant shall so notify Landlord and advise Landlord


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        of Tenant's determination of the Fair Market Rental Value. If
        Landlord and Tenant cannot agree upon the Fair Market Rental Value within thirty (30) days of Tenant's original notice of its intent to exercise its Renewal Option, the term of the Lease shall expire upon the expiration of the second Renewal Period and Tenant shall have not further rights to renew the term of the Lease.

                (iii) Except as set forth above, the Renewal Periods shall be subject to all of the terms and conditions applicable to the initial term of this Lease.

     5. ANNUAL BASE RENT. The Annual Base Rent shall be payable by Tenant to Landlord (by a check mailed on or prior to the first business day of each month), without any set-off, abatement, notice or demand, except as specifically set forth in this Lease, commencing on the Commencement Date, and thereafter, for each month in advance through and including the Expiration Date. The Annual Base Rent, as agreed upon execution hereof and to be adjusted pursuant to the provisions of Article 20, below, for the term of the Lease is set forth in the following schedule which allocates the total Annual Base Rent between the Office Property and the Manufacturing Property:

                                               Allocated between
                          Total      Office Property     Manufacturing Property
                          -----      ---------------     ----------------------
Years 1 through 20:     $1,482,250     $910,250               $572,000

     Annual Base Rent, as stated in the foregoing schedule, shall be subject to adjustment in accordance with the provisions of Paragraph 20(e) through (h), below. All references in this Lease to the Annual Base Rent, upon such adjustment, shall mean and refer to the Annual Base Rent as so adjusted.

     Any installment of Annual Base Rent or portion thereof not paid within five
(5) days of the date when due shall be subject to a late charge of five percent (5%) of the unpaid amount.

     Without limiting any other provision of this Lease, it is expressly understood and agreed that all charges, payments, rent, and fees of any kind and nature which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be additional rent ("Additional Rent"), and in the event of nonpayment thereof by Tenant, Landlord shall have all of the rights and remedies with respect thereto as would accrue to Landlord for nonpayment of Annual Base Rent. Annual Base Rent, and all Additional Rent, shall be payable to Landlord at the address set forth in Paragraph 1 hereof or to such other address as Landlord shall notify Tenant of in writing.


     6. ANNUAL ADDITIONAL RENT.

     (a) For the purpose of this Paragraph 7:

                (i) Computation Year shall mean each full twelve (12) calendar months beginning on the Commencement Date;


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                (ii) Real Estate Taxes shall mean all taxes, assessments, levies and other charges, including transportation district assessments (if any), which are assessed, levied or charged upon the Property during the Term less any abatement received by Landlord, any affiliate of Landlord or any tenant of the Property. Real Estate Taxes shall not include any of the following (all of which shall be paid solely by Landlord): (A) any capital levy, estate, succession, inheritance, realty transfer, sales, use or franchise taxes, or any income, profits, or revenue tax assessment or charge, imposed upon this value of this Lease on the rents received by the Landlord under this Lease; nor (B) any increase in property taxes due to a reassessment performed as a result of the sale or transfer of the Property, but shall include any increases due to construction of the Buildings. Furthermore, Real Estate Taxes shall not include any Real Estate Taxes or any other taxes on the Phase II Land until the same is incorporated into the Property upon the applicable Phase II Commencement Date pursuant to the Tenant's Expansion Options in Paragraphs 27 or 28, and then only with respect to that Land (Phase II Office Land, Phase II Manufacturing Land, or both) as to which such option has been exercised.

                (iii) Operating Expenses shall mean the total, actual out-of-pocket expenses, without any mark-up or fee for management, supervision, overhead or administration, paid by Landlord to unrelated third parties (or, if to related parties, at rates not exceeding competitive rates which would otherwise be paid to unrelated third parties), and not reimbursed or reimbursable by others, which relate to the ownership, operation, repair, maintenance or replacement of the Property. Because Tenant will be responsible for the costs of operation, maintenance or repair of the Property, subject to and as more fully described in the terms of this Lease below, the Operating Expenses to be incurred by Landlord and reimbursable by Tenant pursuant to the provisions set forth below in this section shall be limited to (A) the proportionate share allocated to the Land of common costs incurred pursuant to the Declaration or Restrictive Covenants and titled Amended Protective Covenants for Oaklands Corporate Center made by Oaklands Business Parks, Inc. and recorded in Chester County, Volume 204 at page 343 (the "Park Covenants"), (B) the costs of Landlord's all-risk property insurance under Paragraph 14(b)(ii), and (C) those additional operating expenses (if any) which are listed on Exhibit B attached hereto.

                (iv) Phase II Land Commitment shall mean the amount payable by Tenant, as Additional Rent, for Landlord's reservation of the land area necessary to complete Phase II, pursuant to the Phase II option described below in Paragraph 27. The Phase II land commitment component of the Additional Rent: shall be zero dollars in years 1 and 2 of the Lease; in year 3 through year 10 shall be $65,600 for the Phase II Office Land and $59,000 for the Phase II Manufacturing Land; and in year 11 through 20 shall be $98,400 for the Phase II Office Land and $88,500 for the Phase II Manufacturing Land. The Phase II Land Commitment component of the Additional Rent shall be payable monthly as provided in Subparagraph 7(h) below. Notwithstanding anything to the contrary herein, the Phase II Land Commitment component of Additional Rent applicable to the Phase II Office Land shall be payable only until the Phase II Office Land is released from the Tenant's Expansion Option under Paragraph 27, below. Further, the Phase II Manufacturing Land Commitment component of Additional Rent applicable to the Phase II Manufacturing Land shall be payable only until the Phase II Manufacturing Land is released from the Tenant's expansion option under Paragraph 28, below. To release all, or either (Office or Manufacturing) portion, of the Phase II Land and abate the Phase II Land Commitment component of Additional Rent, or applicable portion thereof, Tenant, at its sole option, may elect to waive the Phase II Expansion Option, or applicable portion thereof, by giving written notice of such release to the Landlord and the Phase II Land Commitment component of Additional Rent (or applicable portion thereof) shall cease to be payable upon the earlier of: the expiration of one year from the date of such notice; or any conveyance, transfer, sale or lease, or agreement to sell, transfer, convey or lease the Phase II Land (or applicable portion thereof) released by the Tenant's notice. The Phase II Land Commitment shall cease to be payable with respect to the Phase II Land, or applicable portion thereof, immediately upon Tenant's notice of the exercise of its Expansion Option with respect to such Land or applicable portion thereof.

     (b) In addition to the Annual Base Rent set forth in Paragraph 6, for each Computation Year during the Term, Tenant shall pay the following sums (collectively, "Annual Additional Rent"):

                (i) All Real Estate Taxes (the "Tax Payment"). The Tax Payment shall be made by Tenant in accordance with the terms of Subparagraph 7(c) hereof. Landlord's best estimate of the total annual tax payment for the first computation year itemized to show all Real Estate Taxes now in effect and allocable to the Property, is included in the Schedule of Estimated Real Estate Taxes and Operating Expenses attached hereto as Exhibit B.

                (ii) All Operating Expenses (the "Operating Expense Payment"). The Operating Expense Payment shall be made by Tenant in accordance with the terms of Subparagraph 7(d). Landlord's best estimate of the Operating Expense Payment for the first computation year itemized to show all Operating Expenses payable by Tenant is included in the Schedule of Estimated Real Estate Taxes and Operating Expenses attached as Exhibit B.

                (iii) The Phase II Land Commitment (the "Phase II Land Commitment Payment") shall be made by Tenant in accordance with the terms of Subparagraph 7(h).

     (c) The Tax Payment shall be made by Tenant as follows. Tenant shall pay directly to the appropriate governmental agencies all Real Estate Taxes before the same shall become delinquent. All such payments for the first and last Computation Year shall be prorated between Landlord and Tenant so that Tenant shall be responsible for that portion of the Real Estate Taxes which is attributable to the term of the Lease and any renewal term. If there is included in the Real Estate Taxes any special assessment or other assessment which may be paid in installments, unless otherwise directed by Tenant, Landlord will advise the appropriate governmental agency of its election to pay the same in installments and Tenant shall pay such of those installments as shall be due and payable during the term of the Lease or any renewal term regardless of when such installment was assessed. Tenant's Real Estate Tax obligation shall commence on the Commencement Date. In the event the Property, or any portion thereof, is part of a larger tract, Landlord will use its best efforts to have the Property designated as a parcel or parcels separate from such other or larger tract so that the assessed valuation of the land and buildings shall relate only to the Land and Buildings constituting and constructed on the Property. In that case, the Landlord shall use its best efforts to have the billings therefor sent directly by the taxing authorities to the Tenant for payment. If the Property, or any portion thereof, is part of a larger tract and the Landlord is unable to have the Property designated as a separate parcel or parcels for taxing purposes, so that the taxes are assessed upon the larger tract of which the Property is a portion, Tenant agrees to pay that portion of the Real Estate Taxes which is reasonably attributable to the Property determined, with respect to the land portion, by dividing the land area of the Property by the total area of the larger tract which includes the Property. To the extent that the Real Estate Taxes are not separately assessed for the Property, Tenant will pay Tenant's share thereof within thirty (30) days after written demand from Landlord, provided that such written demand shall include a copy of the tax bill and Landlord's accounting of Tenant's share. In such event, Landlord shall provide Tenant with such notice and a copy of any applicable tax bill promptly upon Landlord's receipt and not later than thirty (30) days before any discount period applicable thereto expires or if no discount period applies, then not later than thirty (30) days before the date that the same are finally due and payable without penalty. If Landlord fails to do so, then Landlord shall be responsible to pay any portion of such bill which exceed the discount rate or which represents penalties or interest. If the Property or any portion thereof cannot be separately assessed from other property of the Landlord, Landlord shall pay any portion of any tax bill which includes the Tax Payment for the Property on or before the due date therefor and will furnish Tenant with proof of payment thereof upon request.

     (d) Tenant shall pay to Landlord the Operating Expense Payment with respect to each Computation Year in monthly installments, in advance, for each month in which this Lease is in effect, at the same time as Annual Base Rent under Paragraph 6 hereof is to be paid in amounts reasonably estimated from time to time by Landlord by a written notice to Tenant. Within ninety (90) days after the end of each Computation Year, Landlord shall furnish to Tenant itemized statements certified by an authorized agent of Landlord setting forth the actual Operating Expenses for the most recently completed Computation Year. Tenant shall pay any deficiency with respect to the Operating Expense Payment to Landlord shown by such statement within sixty (60) days after receipt of the aforesaid statement. If the total amount paid by Tenant during any Computation Year with respect to the Operating Expense Payment exceeds the actual Operating Expense Payment for such Computation Year, such excess shall be credited against payments next due under this Paragraph 7(d). If no such payments are thereafter due, such excess shall be refunded by Landlord within thirty (30) days after delivery of the aforesaid statement. The statements referred to above will include such supporting documentation as to Operating Expenses (including invoices, copies of calculations and such other information) as Tenant shall reasonably require.

     (e) Within one (1) year after receipt of any statement. Tenant shall have the right, by notice to Landlord, to dispute the inclusion and amount of any item or items in any statement. In the event that such a dispute is not settled within sixty (60) days after notice of such dispute has been delivered to Landlord, the dispute shall be determined by a firm of real estate audit professionals mutually acceptable to Landlord and Tenant ("Audit Professionals"). The determination of the Audit Professionals shall be final and binding upon both Landlord and

Tenant and the Audit Professionals' expenses shall be borne by the party against whom the decision is rendered. If it is determined that Tenant has made an underpayment, Tenant shall promptly reimburse Landlord for the amount of such underpayment. If it is determined that Tenant has made an overpayment, Tenant shall promptly receive, at Tenant's option, either (i) a credit against the Annual Base Rent and Annual Additional Rent installments next due and payable; or (ii) a lump sum payment from Landlord in such amount. The obligations hereunder shall survive any termination of this Lease.

     (f) To the extent that notice of same is received by Landlord, Landlord shall in turn notify Tenant promptly and, prior to the expiration of any rights of appeal, of any increase in Real Estate Taxes resulting from a notice of reassessment or from any other cause, other than a general increase in the tax rate. Should Landlord elect to contest any such increase, Landlord shall keep Tenant informed, with timely advice, of the steps being taken. Further, in the event Landlord does not contest such tax increase, and after reasonable prior notice to Landlord, Tenant shall have the right to contest any such increase and shall keep Landlord informed of the steps being taken. Landlord agrees to fully cooperate with Tenant in prosecuting any appeal taken by Tenant as a result of such increase, at no cost or expense to Landlord. To the extent Tenant obtains any reduction as a result of such contest, Tenant shall have the right to setoff against the Annual Base Rent and the Annual Additional Rent due hereunder all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Tenant in connection with such contest, provided the same shall not exceed the amount of the reduction in Real Estate Taxes obtained thereby, provided Tenant gives Landlord thirty (30) days advance written notice.

     (g) Tenant shall have the right to examine, to copy and to have an audit conducted of all books and records of Landlord as shall pertain to Operating Expenses and Real Estate Taxes. Such audit shall be conducted by an auditing firm retained by Tenant. All expenses of such audit shall be borne by Tenant unless such audit discloses an overstatement of Operating Expenses or Real Estate Taxes of three percent (3%) or more, in which case all expenses of such audit shall be borne by Landlord, and Tenant's Operating Expense Payment or Tax Payment shall be adjusted accordingly. Landlord's liability for the cost of the audit shall be limited to Three Thousand Dollars ($3,000.00) as such amount may be increased, from time to time, by the same percentage increase as the increase in the level of the Consumer Price Index (CPI-U, All City average, 1984 = 100) from the date of this Lease to the time such cost is incurred. In the event Landlord disputes the findings of said audit, then Landlord and Tenant agree to submit any disputed items to the Audit Professionals for resolution pursuant to the terms of Subparagraph 7(e). Landlord shall maintain all books and records for a period of not less than three (3) years following the applicable Computation Year.

     (h) Tenant shall pay to Landlord the Phase II Land Commitment Payment with respect to each computation year in equal monthly installments, in advance, for each month in which this Lease is in effect, at the same time as Annual Base Rent under Paragraph 6 hereof is to be paid, and shall be recoverable by Landlord in the same manner as the Annual Base Rent.

     (i) Tenant will pay directly and promptly, as and when the same become due and payable, all water rents, rates and charges, all sewer rents, and all charges for electricity, gas, heat, steam, hot and/or chilled water, telephone, and other utilities supplied to the Property during the term and any renewal term of this Lease.

8.    ASSIGNMENT OR SUBLET.

     (a) Tenant may sublet or license all or any portion of the Premises, without Landlord's consent, provided:

                (i) Such subletting or license will not release Tenant from liability under this Lease;

                (ii) Tenant must give Landlord written notice of the subletting or license including the name, address and proposed use by the sublessee or licensee; and

                (iii) Such subletting may only be for a permitted use hereunder.

     (b) Tenant shall be permitted to assign this Lease, with the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. If required by the terms of the holder a first mortgage on the Property, such assignment shall also be subject to approval by such mortgage holder. Landlord shall approve, disapprove or notify Tenant of specific additional information required to evaluate Tenant's request, not later than the thirtieth (30th) day following Tenant's request for consent to an assignment. In connection with any request by Tenant for a consent to assignment, Landlord and/or Landlord's lender holding a first mortgage on the Property may require financial statements or other documentation verifying the creditworthiness of the proposed assignee. Upon any such assignment, Tenant shall be released from liability under this Lease.

     (c) In addition to Tenant's right to sublet or license all or a portion of the Premises pursuant to Subparagraph 8(a) hereof, or to assign this Lease pursuant to Subparagraph 8(b) hereof, Tenant shall have the right to assign or transfer any interest in this Lease to a subsidiary, parent or an affiliate of Tenant or a successor to Tenant by way of merger, consolidation, corporate reorganization, or the purchase of all or substantially all of Tenant's assets (referred to herein as a "Related Transferee"), each without Landlord's consent.


     9. INSPECTION AND REPAIR OF PREMISES. Upon request, at such times as may be scheduled in advance with Tenant, and subject to such conditions as may reasonably be imposed by Tenant, Landlord may inspect the Premises. Landlord shall have no obligation to make any repairs to the Premises unless and except to the extent otherwise expressly provided herein. Landlord may (but shall not be obligated except as otherwise provided herein), following prior written notice in advance, at reasonable times (except prior notice shall not be required in emergencies) enter the Premises to make repairs or replacements that Tenant may neglect or refuse to make provided that: (a) such repairs or replacements are necessary to comply with laws, maintain standards of safety for occupancy or to correct any condition constituting waste and having a substantial adverse effect on the value of the Premises; and (b) Tenant shall have failed, within 30 days after receipt of written notice from Landlord (except that no such notice shall be required in the event of emergencies) to initiate steps to properly correct or abate such condition requiring repair or replacement or shall fail to pursue completion of the same with reasonable diligence thereafter. Landlord may charge Tenant, as Additional Rent, the actual out-of-pocket costs and expenses paid by Landlord to unrelated third parties and not reimbursable by others, plus a ten percent (10%) fee added by Landlord, to perform repairs or replacements which Landlord makes after Tenant's failure to do so, provided that such repair or replacement is permitted hereunder and is not Landlord's responsibility under any other provisions of this Lease. In making any inspection or effecting maintenance or repairs to the Premises, Landlord shall use all commercially reasonable efforts to protect Tenant's property and personnel from loss and injury and to avoid disrupting Tenant's regular business routine. Notwithstanding anything to the contrary contained herein, during the last five (5) years of the term of the Lease and during any Renewal Period, Landlord shall make and may not charge Tenant, as Additional Rent, for the costs of any repairs, improvements and replacements of a structural nature or of a type which may or could, according to standard accounting practices, be capitalized, except to the extent that:

          (i) Landlord's actual costs in effecting any such structural or other capital repair, replacement or improvement are amortized over the useful life or lives of the repairs, replacements or improvements effected; and

          (ii) The costs chargeable as Additional Rent shall be limited in any Lease Year to the annual amortized cost thereof and Tenant shall have no responsibility therefore after expiration of the Lease Term and any applicable extensions or renewals thereof.


     10. DAMAGE TO PREMISES.

     (a) If any portion of the Premises, the Building or the Related Areas is damaged by fire or other casualty, then, except as provided below, the damage shall be promptly repaired by and at the expense of Landlord. Promptly upon the occurrence of any such fire or other casualty damage, Landlord will pursue a claim with its all-risk insurance carrier and notify Tenant of the time estimated, in the exercise of Landlord's best judgment, to complete repair and restoration of the damaged portions of the Property. Until such repairs and restoration are completed, the Annual Base Rent and Annual Additional Rent shall be equitably abated to the extent that the damage to the Premises and/or other portions of the Property, or any portion thereof, renders the same untenantable for Tenant's use. If such damages renders the Premises or any portion thereof untenantable for Tenant's use and such damage shall not be susceptible of complete repair and restoration within one (1) year after the occurrence of such casualty, or if Landlord fails to notify Tenant within writing of its proposed schedule for completion of repairs and restoration within sixty (60) days after the occurrence of such casualty, then Tenant may by ten (10) days written notice to Landlord, terminate this Lease as of the date of occurrence of such damage, provided such notice is given within forty-five (45) days after the date Tenant receives Landlord's written notice of the proposed completion schedule (or at any time after the sixtieth (60th) day if Landlord has failed to provide such completion schedule). If such damage can be repaired within the time period above stated and Landlord fails to complete the repair or restoration of such damage within such period, then Tenant may terminate this Lease, by thirty (30) days' prior written notice to Landlord. In the alternative to terminating the Lease in either of the foregoing instances, Tenant may notify Landlord that it shall itself complete the necessary repairs and restoration in which event Tenant shall have the right to receive all proceeds of insurance payable to Landlord in respect of such casualty, and shall be deemed the assignee thereof, to be applied to the costs of repair and restoration. If Tenant completes the necessary repair or restoration upon Landlord's default, then Tenant may recover from Landlord the costs thereof to the extent not covered by the proceeds of insurance made available to Tenant and the amount of such excess costs may be offset against Annual Base Rent or Additional Rent payable hereunder. Notwithstanding anything above to the contrary, if the fire or other casualty damage occurs during the last five (5) years of the term of the Lease or during any Renewal Period, and if the damage materially and adversely affects Tenant's business operations, Tenant may, by written notice to Landlord, terminate this Lease even if the damage is capable of being repaired by Landlord within the aforementioned one (1) year period.

     (b) Landlord and Tenant do each hereby release and discharge the other party and any officer, agent, employee or representative of such party from any liability for loss or damage to property caused by fire or other casualty for which insurance (permitting waiver of liability and containing waiver of subrogation) is required to be carried by the injured party under the terms of this Lease.


     11. EMINENT DOMAIN.

     (a) If the entire Property shall be taken under the power of eminent domain or conveyed in lieu thereof, then the Term shall expire on the date of such taking or conveyance, and Annual Base Rent and Annual Additional Rent shall be prorated as of such date. If a portion of the Property, the taking of which materially and adversely affects Tenant's business operations (including parking) or rights of expansion shall be taken, then Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after Tenant's receipt of notice of the taking and, in such case, the term shall expire effective as of the date set forth in Tenant's notice and Annual Base Rent and Annual Additional Rent shall be prorated as of such date or any earlier date that possession of the Property commences by the condemning authority. Damages awarded Landlord for such taking or conveyance shall belong to Landlord, provided that Tenant may assert a claim for any leasehold improvements paid for by Tenant, Tenant's personal property and Tenant's moving expenses. Notwithstanding the foregoing, in the event that the portion of the Property taken in eminent domain relates only to parking, and if Landlord notifies Tenant on or before the end of thirty (30) days from the date that Landlord or Tenant receives notice of the taking that Landlord intends to supply replacement parking spaces of the same quantity and of equivalent proximity to those taken, then Landlord shall be permitted a reasonable period of time (not to exceed one hundred eighty (180) days) to supply such replacement parking and this Lease shall not be terminable by Tenant as a result of such taking provided Landlord's supply of such replacement parking is completed within such one hundred eighty
(180) day period and provided that adequate and reasonably proximate temporary parking is made available to Tenant during such time period for construction and/or supply of the replacement parking spaces.

     (b) If less than the whole of the Property is taken under the power of eminent domain or conveyed in lieu thereof, and Tenant does not elect to terminate pursuant to Subparagraph (a), then this Lease shall terminate as to the part so taken on the date that Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition, all Annual Base Rent shall be equitably reduced by an amount equal to the proportionate rental value of the part so taken, and the Annual Additional Rent shall be reduced if and to such extent as such reduction in the Property subject to the Lease reduces the expenses included in the Annual Additional Rent.

     (c) If the Phase II Land or any part thereof necessary to Tenant's expansion is taken prior to the release thereof by Tenant or the exercise by Tenant of its expansion rights with respect thereto, then the Phase II Land Commitment component of Annual Additional Rent shall cease to be payable immediately upon the issuance of notice thereof by the condemning authority.


     12. TENANT'S OBLIGATIONS.

     (a) Tenant shall comply with all laws pertaining to Tenant's manner of use of the Premises. Tenant shall not be required to make any structural repairs, alterations or improvements to the Premises unless and except to the extent that the same are necessary to address a condition which is not covered by Landlord's warranties and which cannot be adequately addressed through nonstructural repairs without resulting in deterioration to the Premises (subject to the provisions of Paragraph 15 if such structural repairs, alterations, or improvements are required as aforesaid in the last five (5) years of the Lease Term or any Renewal Term). In addition, Tenant shall make any repairs or replacements required to be made by Tenant under Paragraph 15. Tenant shall maintain an HVAC service and maintenance contract on the HVAC systems serving the Premises.

     (b) Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises in substantially as good condition as when entered, ordinary wear and tear and deterioration due to age and damage by fire or other casualty covered by insurance which the Landlord is obligated to maintain hereunder, and "Permitted Alterations", as defined herein, excepted. Tenant may remove any security, telephone or computer system or any portion thereof, as well as any fixtures installed by or on be behalf of Tenant, provided Tenant repairs any damage caused by such removal. Tenant shall not be obligated to remove any fixtures installed by it except for fixtures relating solely to Tenant's particular use and not usable or adaptable for reuse by future prospective tenants who may occupy the Property as office and/or manufacturing facilities. Tenant shall remove all other personal property of Tenant, including manufacturing equipment and machinery. In no event, however, shall Tenant be required to remove any portion of such systems, equipment, machinery or fixtures installed in any wall, floor, partition, ceiling or under any floor covering.

     (c) Tenant shall obey reasonable rules and regulations established by or pursuant to the protective covenants for, and generally applicable to all properties within, Oaklands Business Park.

     (d) During the Term, Tenant may make improvements and alterations to the Premises provided such work is done in a workmanlike manner with materials and finishes comparable to those then existing in the Premises (all such improvements or alterations are collectively referred to herein as "Permitted Alterations"). Notwithstanding the foregoing, Tenant shall secure Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, for any alterations requiring issuance of a building permit from applicable municipal or Department of Labor and Industry authorities. Landlord may not disapprove any such alterations requiring a building permit if the same comply with applicable codes and the standard set forth in the foregoing sentence of this Paragraph 12(d). Landlord's approval or other decision with respect to any such alterations by Tenant requiring a building permit shall be communicated to Tenant within ten (10) days after receipt of Tenant's written request accompanied by plans and specifications. Tenant shall not be required to remove any alterations, installations, additions or improvements made upon the Premises (except as provided in Subparagraph (b) above) and the same shall be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Tenant may, however, at its sole option, remove any improvements or alterations made to the Premises on Tenant's behalf, provided Tenant repairs any damage caused by such removal. Tenant may install and maintain its own security system for the Premises.

     (e) If, because of any act or omission of Tenant, or any of Tenant's agents, employees, or contractors, any instrument which may form the basis for any mechanics lien or other lien, charge or order for the payment of money shall be filed against Landlord or any portion of the Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record by payment, bonding or otherwise within 30 days after written notice from Landlord to Tenant thereof, and Tenant will indemnify and hold Landlord harmless against and from all costs, liabilities, suits, claims and demands, including reasonable counsel fees, resulting therefrom. However, and notwithstanding the foregoing, Tenant shall have the right, at any time, to grant security interests in any goods, property or fixtures owned by Tenant and installed or kept on the Premises, including, without limitation, any of Tenant's systems, equipment, machinery or trade fixtures referenced in Subparagraph 12(b) of this paragraph, above. Landlord agrees that it will, within 10 days after any written request by Tenant, confirm the foregoing consent and will disclaim any interest of Landlord in any such property of Tenant by written instrument within such 10-day period.

     (f) Tenant will maintain, at its expense, insurance as provided in Paragraph 14, below.


     13. LANDLORD'S OBLIGATIONS.

     (a) For so long as either part of the Phase II Land remains the subject of Tenant's expansion options under Paragraphs 27 and 28, below, and during any such other period that the Phase II Land is a part of any lot or lots of ground containing the Property subject to this Lease, Landlord will keep such Phase II Land in a safe, clean and sanitary condition at its own cost and expense. Such maintenance shall further include any work necessary to repair and/or restore any portion of the Phase II Land which becomes subject to any condition (e.g., sinkholes, erosion, flood damage) which may impede its use and development for Tenant's expansion options described in this Lease. Landlord will indemnify and hold harmless Tenant from and against any and all costs, expenses, claims, penalties, fines and/or enforcement actions (including reasonable counsel fees associated therewith) arising from any condition in, on or emanating from the Phase II Land. Landlord's obligation to maintain the Phase II Land for the benefit of Tenant in the condition required under this Paragraph is conditioned upon payment of the Phase II Land Commitment for such Land by the Tenant.

     (b) Landlord will make and perform any repairs or replacements to the Property which are required for Landlord to comply with any warranty or other provisions of this Lease imposing on Landlord a duty of maintenance, repair or replacement.

     (c) Subject to Tenant's duty to pay Operating Expenses in accordance with the terms of Paragraph 7 and Exhibit B. Landlord shall before delinquency pay all amounts necessary and perform all obligations required under any easements or covenants relating to the ownership and operation of the Property and the provision of utility services and stormwater management drainage therefor. Without limitation, Landlord shall pay all amounts due (subject to reimbursement by Tenant as Operating Expenses for Tenant's share thereof) and perform all obligations required by Landlord as Owner of the Property under the terms of the Stormwater Basin and Drainage Easement on the Property, serving the Property and certain adjoining Lots.

     (d) Landlord shall, at its expense, maintain insurance as provided in Paragraph 14, below.

     (e) Landlord shall notify Tenant, in writing, promptly upon Landlord's discovery of the existence of any condition or of the happening, pendency or threat of any occurrence or event which does or may render false or materially inaccurate any of Landlord's representations or warranties under this Lease. By way of example, but without limitation, in the event that Landlord discovers or receives notice that any condemnation, zoning change, environmental regulation, casualty, contamination, law or ordinance exists, has occurred or has become pending or threatened, the effect of which would or may be to render the Phase II Land, or any portion thereof, unusable for the purposes of Tenant's expansion options under Paragraphs 27 or 28, Landlord shall be obligated to promptly give written notice thereof to Tenant and shall thereafter keep Tenant fully apprised with respect to the status thereof unless and until Tenant releases or otherwise terminates this Lease with respect to the Phase II Land pursuant to Tenant's rights reserved under this Lease.


     14. INSURANCE.

     (a) Tenant shall maintain, at its expense, with insurers reasonably acceptable to Landlord, the following:

          (i) Standard Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than Two Million Dollars ($2,000,000) per occurrence, Personal Injury including death and Two Million Dollars ($2,000,000) per occurrence, Property Damage Liability or Two Million Dollars ($2,000,000) combined single limit for Personal Injury and Property Damage Liability. Such policies shall name Landlord as a additional insured; and

          (ii) At Tenant's option, Tenant may provide the coverages required under this Subparagraph 14(a) through blanket policies of insurance covering Tenant's other properties or Tenant may self-insure. Tenant shall deliver a certificate of insurance evidencing the coverages (or such other evidence as Landlord may reasonably request) not earlier than thirty (30) days' prior to the Commencement Date, and at such other time, within thirty
     (30) days of Landlord's written request. Each policy will provide that Landlord shall receive at least thirty (30) days' prior written notice of cancellation, material alteration or nonrenewal of the policy.

          (iii) All risk property and casualty insurance, written at replacement cost value and with replacement cost endorsement covering all of Tenant's personal property in the Premises (including, without limitation, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all other Leasehold improvements installed in the Premises by or on behalf of Tenant other than that which is included in the Landlord's Work on the Premises pursuant to the terms of this Lease.

     (b) Landlord shall maintain with an insurer reasonably acceptable to
Tenant:

          (i) Standard Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than Two Million Dollars ($2,000,000) per occurrence, for Personal Injury including death and Two Million Dollars ($2,000,000) per occurrence, for Property Damage Liability or Two Million Dollars ($2,000,000) combined single limit for Personal Injury and Property Damage Liability. Such policies shall name Tenant as additional insured; and

       (ii) "All risk" property insurance on the Building, the Premises (including all Tenant improvements) and the Related Areas insuring one hundred percent (100%) of the replacement value thereof. This insurance shall include, but not be limited to, fire and broad form extended coverage perils (including sprinkler leakage, sprinkler liability, and boiler coverages). The policy will contain appropriate endorsements waiving the insurer's right of subrogation against the Tenant. The property to be insured by Landlord shall also include all improvements and betterments in the Premises, but shall not include Tenant's furniture and furnishings or any fixture or equipment removable by Tenant under the provisions of this Lease. During the construction of the Premises and until completion thereof and coverage under the above-mentioned all risk property insurance policy, Landlord will maintain builder's risk insurance covering all work and materials in place on the Property.

          (iii) Landlord shall deliver a certificate of insurance evidencing the coverages described in this Subparagraph 14(b) (or such other evidence as Tenant may reasonably request) not earlier than thirty (30) days prior to the Commencement Date and not later than the Commencement Date, and at such other time, within thirty (30) days of Tenant's written request. Each policy will provide that Tenant shall receive at least thirty (30) days' prior written notice of cancellation, material alteration or non-renewal of the policy.


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

          (iv) All proceeds payable at any time and from time to time by any insurance company under any policy required pursuant to Subparagraph
     (b)(ii) shall be utilized by Landlord for construction, rebuilding, repair or restoration of the damaged or destroyed improvements on the Property to the extent required therefore in accordance with the provision of Paragraph 10(a), and not otherwise. To the extent that funds in excess of said proceeds are required to complete such work, Landlord shall provide such funds.

     (c) The minimum limits of liability coverages under Subparagraph 14(a) shall be increased every five (5) years during the Lease Term and any Renewal Periods in accordance with prevailing market conditions.


     15. COMPLIANCE WITH LAWS; ZONING.

     (a) In addition to the obligations to comply with laws set forth in Subparagraph 19(a), Landlord shall, at its own expense, comply with all present and future laws, ordinances, orders and regulations of federal, state, county and township governments and of other governmental authorities having or claiming jurisdiction over the Property, including, without limitation, The Americans with Disabilities Act, the Federal Occupational Safety and Health Act of 1970 and regulations thereunder and all requirements of the Pennsylvania Department of Labor and Industry. Landlord shall also cause the Building to comply with the National Fire Code Bulletin entitled "NFPA 101 - Code for Safety to Life." Notwithstanding the foregoing, in the event that, after completion of the Landlord's Work and commencement of the Lease, any such new law, ordinance, order or regulation is enacted or adopted, Tenant shall be responsible for complying with the same if and to the extent that such compliance is required for Tenant's use of the Property; provided that, during the last five (5) years of the Lease Term or any Renewal Period, if such compliance requires structural changes to the Buildings or any other repairs, replacements or improvements which would be capitalized according to customary accounting practices, then Landlord shall perform the same and the Landlord's actual costs of compliance shall be amortized over the useful life or lives of the particular repair, replacement or improvement required for such compliance and the amortized annual cost thereof may be charged as Additional Rent over the balance of the Lease term and any applicable extensions or renewals.

     (b) Landlord represents and warrants that the uses permitted pursuant to Paragraph 4(a) of this Lease are permitted pursuant to the zoning regulations of West Whiteland Township, Chester County, Pennsylvania, and that it shall obtain all permits or approvals from said Township as are necessary for construction, development, occupancy and use of the Premises as aforesaid.


     16. TENANT DEFAULT.

     (a) An "Event of Default by Tenant" shall have occurred if Tenant shall:

          (i) Subject to any right of offset provided in this Lease, fail to pay any installment of rent hereby reserved within ten (10) days after receiving written notice that the same is overdue, without any other notice to pay the installment, before being in default hereunder;


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

          (ii) Default in fulfilling any other covenants or provisions of this Lease on its part to be performed and fail to remedy such default after Landlord shall have given Tenant written notice of such default within thirty (30) days of such notice or any such longer period of time as may be reasonably necessary for Tenant to complete a cure commenced within such thirty (30) day period and being diligently pursued to completion by Tenant.

          (iii) Vacate the Premises and permit the same to become unsecured and unattended.

     (b) Upon the occurrence of any Event of Default, Landlord may, at its option, terminate this Lease, whereupon the estate hereby vested in Tenant shall cease and any and all other right, title, and interest of Tenant hereunder shall likewise cease without notice or lapse of time, as fully and with like effect as if the entire term of this Lease had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

     (c) Upon the occurrence of any Event of Default, or at any time thereafter, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, Landlord shall have the right to re-enter the Premises, after process required by law, and recover possession thereof and dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statutes, but Tenant in such case shall remain liable to Landlord as hereinafter provided.

     (d) In case of any Event of Default, re-entry, expiration, and/or dispossession by summary proceedings, whether or not this Lease shall have been terminated as aforesaid:

          (i) All delinquent Annual Base Rent and Annual Additional Rent, and all other sums required to be paid by Tenant hereunder prior to the date of re-entry, expiration, and/or dispossession, together with interest at the Interest Rate (as hereinafter defined), shall become payable thereupon and be paid up to the time of such re-entry, expiration, and/or dispossession;

          (ii) Landlord shall have the right, but not the obligation, to relet the Premises or any part or parts thereof for the account of Tenant, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting; and

          (iii) Tenant shall reimburse Landlord for any reasonable, actual, out-of-pocket expenses that Landlord may incur in connection with recovering possession of the Premises and reletting thereof, such as court costs, attorneys' fees, brokerage fees, costs of advertising, costs of repairs and/or replacements (if and to the extent the Landlord would have the right to make such repairs or replacements under Paragraph 9, above), and the reasonable costs of alterations or renovations reasonably required to ready the Premises for reletting, provided that such reasonable costs of reletting ("Reletting Costs") shall in no event exceed the amount of the Annual Base Rent payable for the remainder of the term of the Lease.

     (e) If this Lease is terminated by Landlord pursuant to Subparagraph 16(b) hereof, Tenant nevertheless shall remain liable for all Annual Base Rent and Annual Additional Rent (exclusive of the Phase II Land Commitment), which may be due or sustained prior to such termination, together with an amount (the "Liquidated Amount") equal to the present worth (as of the date of such termination) of (i) the Annual Base Rent and Annual Additional Rent, and all other sums required to be paid by Tenant hereunder during the period which would otherwise have constituted the balance of the term of this Lease, and the Reletting Costs, and reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, less (ii) the fair market rental value of the Premises for the remainder of the Term, as determined by an independent certified commercial real estate appraiser selected by Landlord; assuming that there will be a twelve (12) month period from the date of termination to the date on which such fair market rental will commence. Such Liquidated Amount calculated pursuant to this Subparagraph 16(e) shall be payable to Landlord in one lump sum on demand. Further, upon Landlord obtaining a judgment for the Liquidated Amount, the Liquidated Amount shall include interest on the same at the Interest Rate, from the date of termination of this Lease by Landlord until the date such judgment for the Liquidated Amount is paid by Tenant. For purposes of this Subparagraph 16(e), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percent (1%) above the "Prime Rate" of interest announced as such by Citibank, N.A. at its main New York City branch office, or if unavailable, a similarly nationally recognized national measurement of the "Prime Rate".

     If this Lease is not terminated by Landlord pursuant to Subparagraph 16(d) hereof, then without limiting Landlord's rights under Paragraph 16(c), Tenant shall pay to Landlord, on a monthly basis, the difference between (A) the Annual Base Rent and any Additional Rent and all sums required to be paid by Tenant hereunder during the balance of the Term, and the Reletting Costs, and reasonable attorneys' fees, costs, and expense incurred by Landlord in pursuit of its remedies hereunder, and (B) the amount of Annual Base Rent, Annual Additional Rent, and other sums received by Landlord from any tenant upon a reletting of the Premises. Notwithstanding anything contained herein, if Landlord elects to regain possession of the Premises, Landlord shall make all commercially reasonable efforts to relet the Property following a default and surrender of possession by Tenant.

     (f) TENANT HEREBY APPOINTS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH, OR UNDER TENANT AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT AGAINST TENANT, AND ALL PERSONS CLAIMING BY, THROUGH, OR UNDER TENANT AND THEREIN CONFESS


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

JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR
WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS PROVIDED THAT TENANT'S AGREEMENT HEREIN TO CONFESS JUDGMENT IN AN ACTION OF EJECTMENT IS GIVEN ON THE EXPRESS CONDITION THAT UNDER PENNSYLVANIA LAW, TENANT SHALL, NOTWITHSTANDING SUCH CONFESSION OF JUDGMENT, RETAIN THE RIGHT TO PETITION SAID COURT TO OPEN SAID JUDGMENT TO PERMIT TENANT TO RAISE AND PURSUE ANY VALID DEFENSES THAT IT MIGHT HAVE, AT LAW OR IN EQUITY, TO SUCH EJECTMENT; HOWEVER, IF SUCH PROCEEDING IS TERMINATED AND THE POSSESSION OF THE PREMISES IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT, AND UPON ANY SUBSEQUENT EVENT OF DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES HEREINABOVE PROVIDED.


     17. LANDLORD DEFAULT.

     (a) If Landlord shall default or cause or permit a default in fulfilling any covenant or provisions of this Lease on its part to be performed and fail to remedy such default within thirty (30) days after Tenant shall have given Landlord written notice of such default or, if the remedy takes longer than thirty (30) days, Landlord's failure to complete the remedy within such longer period of time as is reasonably required as long as Landlord promptly commences the remedy and thereafter diligently pursues the same to completion, then Tenant shall have all rights, powers and remedies as may be permitted to it by law or equity.

     (b) Without limiting the rights described in Subparagraph 17(a) above, in the event that (i) Landlord, for any reason, defaults in fulfilling any covenant or provision of this Lease on its part to be performed; and (ii) such default materially and adversely interferes with the normal conduct of Tenant's business operations; and (iii) such default is not remedied within five (5) days after Tenant shall have given Landlord written notice of such default (provided that, if the default is of a nature which cannot be reasonable cured within five (5) days, then such period of five (5) days shall be extended for so long as is reasonably necessary in the exercise of best efforts, but not more than an additional twenty-five (25) days, to complete a cure initiated by Landlord during such five (5) days period), then Tenant shall have the right, but not the obligation, to remedy Landlord's default and charge Landlord for the reasonable costs incurred in effecting such remedy plus a fee of ten percent (10%) of such cost, which charges shall be payable by Landlord promptly upon demand, and upon failure thereof, Tenant may set off the amount of such charges against Annual Base Rent and Annual Additional Rent thereafter coming due under this Lease.

     (c) Without limiting the rights described in Subparagraphs 17(a) and (b) above, in the event that (i) Landlord fails to fulfill any covenant or provision of this Lease, and (ii) such failure substantially and adversely interferes with the quiet enjoyment of the Property or conduct of Tenant's business, and (iii) such failure is not remedied within thirty (30) days after Tenant shall have given Landlord written notice of such failure, then Tenant shall have the rights to: abate rent coming due to the extent of any reduction in Tenant's ability to use the Property on a per diem basis until such default is cured; to terminate this Lease; and/or to exercise the purchase option set forth in Paragraph 30, on the terms and conditions set forth therein except as follows. In the event that Tenant elects to exercise such purchase option upon Landlord's default, all transfer taxes shall be paid by Landlord.

     (d) Notwithstanding anything to the contrary above set forth in Paragraphs 17(b) or (c), Tenant shall not be entitled to exercise its remedies for offset or rent abatement provided thereunder unless and except to the extent that Tenant first obtains a final judgment against Landlord for the amount to be offset or abated pursuant to the terms thereof. Furthermore, Tenant may not terminate this Lease pursuant to Subparagraph (c) above if and for so long as Landlord is diligently pursuing the cure of Landlord's default if such default is reasonably susceptible of cure within a reasonable period of time (not to exceed ninety (90) days).


     18. SUBORDINATION. This Lease shall be subject and subordinate to the lien of any mortgage deed of trust or ground lease hereafter placed on all or any part of the Property, provided that the holder thereof (the "Holder") shall agree in the mortgage, deed of trust, ground lease or otherwise that this Lease and all rights, options and privileges of Tenant hereunder, including, without limitation, the rights of first refusal, purchase options and expansion options of Tenant, shall not be terminated or otherwise affected by the enforcement of any such mortgage deed of trust or ground lease if at the time thereof Tenant is not in default under this Lease beyond any applicable grace, notice or cure periods ("Nondisturbance Agreement"). Simultaneously with the execution and delivery of this Lease, Landlord shall deliver to Tenant a Subordination, Nondisturbance and Attornment Agreement executed by each Holder of any mortgage, deed of trust or ground lease then encumbering all or any part of the Property which agreement shall be substantially in the form appended hereto as Exhibit F, subject to such changes as may be reasonably required by such Holder and approved by Tenant, which approval will not be unreasonably withheld.


     19. LANDLORD'S REPRESENTATIONS AND WARRANTIES.

     (a) Landlord represents and warrants that the Property and the Phase II Land, and the existing uses and to the best of Landlord's knowledge, after due investigation, the prior uses thereof, comply with, and that Landlord is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Property, the conduct of the business related thereto, and/or the use, handling, storage or removal of toxic or hazardous materials, any applicable federal, state, county or local statutes, laws, regulations, rules, or codes, standards, orders, licenses and permits of any governmental authorities relating to environmental matters (being hereinafter collectively referred to as the "Environmental Laws"). Landlord shall, at its own expense, promptly observe and comply with all Environmental Laws in connection with any activities by it or its contractors, agents or employees on or about the Property. Landlord represents that it has received no notice of any violation or claimed violation of any of the foregoing matters or of any pending or contemplated investigation, lawsuit or other action relating thereto. Landlord agrees to indemnify and hold harmless Tenant from any and all claims, damages, fines, judgments, penalties, costs and liabilities arising due to or in connection with the breach or inaccuracy of the foregoing provisions of this Paragraph 19(a).

     (b) Landlord represents and warrants that there is no fact pertaining to the physical condition of the Property or the Phase II Land or, to Landlord's knowledge, the area surrounding the same (i) which Landlord has not disclosed to Tenant in writing prior to the date of this Lease, and (ii) which materially adversely affects or will materially adversely affect the Property, or the use, development, enjoyment or value thereof, the exercise of Tenant's Phase II Expansion Options, or Landlord's ability to perform the obligations contemplated by this Lease.

     (c) With respect to the development of the Property and construction of the Buildings and Phase II Expansion thereof, Landlord represents and warrants, after due investigation and inquiry, that:

          (i) Landlord has met or is able to meet any presently existing or, to the best of Landlord's knowledge, pending requirements of the West Whiteland Township Historic Commission in connection with the design, planning and location of the Buildings and Related Areas and, in particular, the Manufacturing Buildings and Related Areas.

          (ii) Landlord is able to perform any and all necessary roadway, utility, stormwater and easement improvements and relocations required to develop the Property and construct the Buildings and Related Areas in accordance with the Base Plans and Specifications, including both with respect to the initial Property and the Phase II Expansions, and all such work (except for the Phase II road, utility, and sanitary and storm sewer relocations described in Exhibit L) shall be performed by Landlord at its cost and included, without further adjustment on account of such cost, in the Annual Base Rent.

          (iii) Landlord represents and warrants that all utilities and stormwater management facilities required for Tenant's occupancy and use of the Buildings in accordance with the Plans and Specifications are available at or adjacent to the Property and that the costs of relocating, improving and connecting all such facilities and utilities to the Buildings (except for the Phase II road, utility, and sanitary and storm sewer relocations described in Exhibit L) have been included in the establishment of the Annual Base Rent and will be made without additional charge or cost to Tenant. Notwithstanding the foregoing, Tenant acknowledges that the modification of the existing stormwater management basin to accommodate Phase II shall not be performed until the time of Phase II Building construction. If and when directed by Tenant, Landlord shall obtain any and all necessary sewer permits and allocations for the Phase II Expansions at the time of processing the plans and approvals and sewer permits and allocations for the initial Buildings to be constructed pursuant to this Lease and will maintain the same in full force and effect throughout the term of the Lease and until exercise or release by Tenant of the



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

     Phase II Office Expansion and the Phase II Manufacturing Expansion. If there are any reservation fees payable for sewage EDUs needed in connection with the Phase II Expansion, above and beyond those necessary for Phase I, Landlord shall, at Tenant's option and direction, purchase the necessary reservation of sewer capacity for Phase II and the cost thereof (without any markup or add on by Landlord) shall be advanced by Tenant as a project cost in accordance with the loan provisions of Paragraph 20.A and, upon repayment by Landlord, shall included as a Tenant soft cost adjustment to the Annual Base Rent pursuant to the provisions of Article 20, below.

          (iv) The existing off-site stormwater management basins on and adjacent to the Property are sufficient to receive, detain and manage the stormwater from the Property and from the Phase II Expansions in accordance with all laws, ordinances and regulations, and any and all necessary easements and rights-of-way for the discharge of such stormwater runoff from the Property and the Phase II Expansions are in existence and have been recorded or, to the extent not in existence or recorded, will be prepared, obtained and recorded by Landlord on terms reviewed and approved by Tenant on or before the time for commencement of construction in accordance with Paragraph 33 below.

          (v) The height of the Buildings, as shown on the Base Plans and Specifications, meets the existing requirements and limitations of the West Whiteland Township Zoning and Building Ordinances.

          (vi) No proceedings in eminent domain or other governmental or private action or proceeding are pending or, to Landlord's knowledge, threatened against or involving the Property or the Phase II Land or any part thereof. The Property and Phase II Land contain no wetlands, soil conditions, geologic conditions or other physical conditions would preclude or materially interfere with Landlord's ability to develop the Property and the Phase II Land in accordance with this Lease. No zoning or other land use regulations now in existence or pending or, to Landlord's knowledge, threatened would preclude or materially interfere with Landlord's development of the Property and the Phase II Land in accordance with this Lease.

     (d) Any breach by Landlord of the warranties contained herein or elsewhere in this Lease or the existence of any facts or conditions rendering Landlord's representations and warranties materially inaccurate when made, shall constitute a default by Landlord under this Lease.


     20. CONSTRUCTION OF BUILDING AND RELATED AREAS.

     (a) The Buildings shall consist of a four-story, 80,000 square foot Office Building to be constructed on Lot 4 and a 60,000 square foot, one-story Manufacturing Building to be constructed on Lots 7 and 8. The construction of the Buildings and Related Areas shall be according to plans and specifications ("Final Plans") to be prepared from the base drawings, specifications and work standards (the "Base Plans and Specifications") attached hereto as Exhibit C. Not later than seven (7) days after execution of this Lease, Landlord shall enter into a binding contract with an architect licensed to practice in the Commonwealth of Pennsylvania (the "Architect"), who shall be satisfactory to Tenant. The Architect shall make such revisions to the Base Plans and Specifications as are necessary to create building plans and specifications ("Final Plans") conforming to (i) all applicable governmental laws, regulations, ordinances and code requirements,
(ii) the provisions of any private covenants applicable to the Properties, and
(iii) the site conditions of the Land, and which will allow Landlord to obtain permits based on such plans. The Final Plans shall include: (i) all engineering plans, subdivision plans, land development plans, and all structural, mechanical, fire suppression, life safety and landscaping plans as are required for construction of fully engineered Buildings and development of the Related Areas in accordance with the foregoing standards; and (ii) all such additional plans as may be necessary to secure conditional use zoning approval for both Phase I and Phase II. The Final Plans shall be reviewed by the parties who shall consult and cooperate with each other during the course of the preparation and subsequent revisions of the Final Plans and who shall diligently work towards achieving mutually satisfactory Final Plans. In the event Tenant and Landlord cannot reasonably agree upon mutually satisfactory plans within three (3) months following the date of this Lease, either party may (subject to the provisions of Paragraph 20(l)(iii) below, by seven (7) days prior written notice to the other, cancel and terminate the Lease, provided that Landlord shall not be entitled to terminate the Lease as a result of costs of construction if the plans and specifications desired by Tenant are consistent with the Base Plans and Specifications, it being the intent of the parties that the Annual Base Rent, set forth in Paragraph 6, has been established on the basis of Landlord's total cost of construction of the Buildings, Related Areas and all Building fixtures and equipment or set forth in the Base Plans and Specifications, with the exception only of Tenant improvements in excess of the allowances which are stated in Exhibit E ("Allowances") and approved alternates listed on Exhibit M. The complete construction and development of the Buildings and Related Areas in accordance with the Final Plans and Specifications, and subject to such change orders and Tenant improvements, as are mutually agreed in accordance with the provisions set forth below, are referred to in this Lease as the "Landlord's Work". When the Final Plans are approved by Landlord and Tenant, such plans shall be initialed and dated by the parties.

     (b) Without limiting any requirements set forth in Subparagraph (a), above, Landlord and Tenant agree to proceed to completion of Final Plans and Specifications on a progress basis as follows. Landlord shall deliver to Tenant revisions to the Base Plans and Specifications on progress basis, with reference to completion of Final Plans and Specifications of 33 1/3%, 66 2/3% and 100% progress levels of completion. With respect to each such completion level, Landlord shall produce the necessary plans and specifications revised at that level of progress, Tenant shall thereafter review the same and notify Landlord in writing of Tenant's rejection, approval or approval conditioned upon requested corrections for such level, and Landlord then shall incorporate any Tenant requested corrections therein prior to the delivery of the plans and specifications revised to the next progress level. If Landlord and Tenant fail to agree on any plans making up the Final Plans and Specifications by the "End Dates" therefor set forth in the Developer Schedule attached as Exhibit D, then either party may terminate the Lease, subject to the limitation on Landlord's termination set forth in Subparagraph (a), above, and Tenant's liability for reimbursement of early start-up expenses under Paragraph 20(l)(iii) below. However, Landlord may not elect to terminate if the failure to reach agreement on any of the Final Plans and Specifications is due to Landlord's failure to timely prepare or supply the necessary revisions to the Plans and Specifications.


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

     (c) Landlord shall, at its sole cost, cause the Landlord's Work to be performed in a good and workmanlike manner, consistent with the level of care, quality and workmanship for a class A suburban office building and manufacturing building, and in conformance with the Final Plans and Specifications and all codes, ordinances, laws, regulations, industry standards and specifications and all zoning, land development, building and other permits and approvals. Landlord will be responsible for obtaining all requisite building, land development, soil and erosion control, subdivision, labor and industry and other permits and approvals required for performing Landlord's Work and occupancy of the Buildings. Subject to delays caused by changes requested by Tenant to the Final Plans and Specifications, Landlord's Work and construction of the Buildings shall commence not later than the "Start Dates" for each portion thereof, as set forth in the Developer Schedule attached as Exhibit D, and such construction shall thereafter proceed diligently to completion. Prior thereto, and not later than the "End Dates" respectively set forth on Exhibit D, Landlord shall have completed the phases of Landlord's Work stated therein. By the End Dates for each respective Building Shell and Building Tenant improvements, Landlord shall have Substantially Completed all of Landlord's Work on such Building and the Related Areas for such Building including, without limitation, all parking areas, landscaping, access roads, sidewalks, entrances and exists, traffic control devices required by the appropriate plans, governmental authorities, ordinances or approvals, utilities, site lighting and stormwater management facilities. The course of construction shall proceed, after commencement, in strict accordance with the timeframes stated in the "Developer Schedule" attached as Exhibit D, subject only to delays permitted under Paragraph 5(c) or caused by changes requested by Tenant to the Final Plans and Specifications, provided such delays due to Tenant changes may occur only if and for the periods that have been agreed as a consequence of such changes as set forth in a written change order ("Change Order") executed by Landlord and Tenant. Notwithstanding anything herein, the times for completion of Landlord's Work as stated herein and in Exhibit D shall not be extended or otherwise affected by corrections of Work required by Tenant to be performed by Landlord pursuant to the terms of this article hereinbelow, where such corrections are due to the failure of Landlord's Work to comply with the Final Plans and Specifications, laws, ordinances or regulations, permits or approvals, or any other standards or workmanship or performance contained in this Lease.

     (d) [intentionally deleted]

     (e) Costs of Landlord's Work.

          (i) The Annual Base Rent stated in Paragraph 6 has been established by the parties on the basis of the project cost allocation budget attached hereto as Exhibit E (the "Budget"). The Budget reflects the Landlord's entire costs relating to the performance of the Landlord's Work including, without limitation, the costs allocated to the Land ("Land Costs"), all off-site, on-site, shell, overhead and soft costs relating to the Landlord's Work and the cost of Allowances for Tenant improvements up to the amounts set forth in Exhibit E. Specifically, and without limitation, the Annual Base Rent includes, and there shall be no adjustment of Annual Base Rent on account of, the following:

               (A) All costs incurred for the payment of contractors, subcontractors, suppliers and manufacturers in the construction of the Buildings and Related Areas in accordance with the Final Plans;

               (B) All fees and costs charged by any entity or incurred by Landlord in connection with permits and approvals, easements, rights-of-way, and sewer and utility reservations for the Landlord's Work (including, for this purpose, all conditional use zoning approvals and all easements, rights-of-way and sewer and utility reservations for Phase I);

               (C) All inspection and review fees charged by the Commonwealth of Pennsylvania or West Whiteland Township and by the Architect or any engineer or independent testing or inspection entity contracted with or employed by Landlord and required by Landlord's construction and/or permanent mortgagee or West Whiteland Township in connection with the construction of the Buildings and Related Areas;

               (D) All architectural or engineering consulting fees incurred in preparing the Final Plans or obtaining permits and approvals based thereon, including fees of civil engineers, traffic consultants, geotechnical engineers, environmental consultants, structural engineers, mechanical engineers, electrical engineers, plumbing engineers, architects and landscape architects (but excluding any of the foregoing relating to Tenant improvements in excess of allowances);

               (E) Landlord's and/or the General Contractor's profit and overhead;

               (F) Cost of general conditions encountered in the performance of the Landlord's Work;

               (G) Any premiums for builder's risk and owner's liability insurance;

               (H) Any legal fees incurred by Landlord in connection with this Lease or the Landlord's Work or any changes therein.

               It is the intent of the parties that the Annual Base Rent has been established to include all of the above costs and that there shall be no adjustment with respect to such costs for off-site, on-site and shell improvements and Tenant improvements within Allowances.

          (ii) The Annual Base Rent set forth in Paragraph 6 shall be adjusted only on account of: (A) Tenant requested changes from the Base Plans and Specifications or Final Plans and Specifications or approved alternates stated therein ("Changes") which increase or decrease the actual costs of the Landlord's Work; and (B) the actual costs relating to Tenant improvements below or above the Allowances. Landlord's Work relating to any such Tenant


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

     requested Changes shall be performed on a "Closed Book" basis as defined below in Subparagraph (iii). Landlord's Work on Tenant improvements shall be performed on an "Open Book" basis defined below in Subparagraph
     (iv). For the purposes of establishing the amount of any adjustment to Annual Base Rent, whether calculated on a Closed Book basis or an Open Book basis, the term "Landlord's Costs", as used hereinbelow, shall mean and refer only to: (A) the actual amounts paid or payable, without markup by the Landlord, pursuant to the General Contractor's subcontracts or supply contracts for labor and materials needed to perform the Landlord's Work on the Changes or Tenant improvements, together with design fees, permit fees and increases in insurance premiums (if any of the foregoing) as are directly attributable thereto; plus (B) a fee of four percent (4%) of the foregoing amounts with respect to Landlord's Work on the Office Building or five percent (5%) of the foregoing amounts with respect to Landlord's Work on the Manufacturing Building. However, for these purposes, the Landlord's Costs attributable to Changes or Tenant improvements shall not include any additional costs or expenses which the Landlord may incur on account of general conditions, legal or other fees, costs or expenses described in Subparagraph e(i), above.

          (iii) For purposes hereof, "Closed Book" shall describe a process by which any increase or decrease in the Landlord's Costs attributable to Tenant requested Changes shall be established and agreed as a fixed lump sum prior to the implementation of the Change. The determination of the increase or decrease in the Landlord's Costs as a result of such Change shall be made as follows. If Tenant desires any Changes, Tenant will so notify Landlord and Landlord shall promptly thereafter advise Tenant of Landlord's estimate of the increase or decrease in the Landlord's Costs which will result from such Change. Unless otherwise agreed, Landlord shall furnish such estimate not later than five (5) days after Tenant's notification of a requested Change. If the Tenant agrees with the Landlord's estimate of the proposed increase or decrease in the Landlord's Costs on account of such Change, the parties shall proceed to document such Change by written change order in accordance with Paragraph (f) of this Article, below. Landlord and Tenant shall each use their best efforts to come to agreement on the amount of any increase or decrease in the Landlord's Costs attributable to the requested Change. If the parties, despite such best efforts, fail to agree, then either party may submit the matter to the Consultant for resolution in the manner provided for resolution of Claims under Paragraph 31 of this Lease, below. In such case, the Consultant shall prepare a written change order which incorporates the Closed Book cost of the Change and, absent objection by the other party in the manner specified under Paragraph 31(c), the Consultant's change order shall have the same effect as a written change order mutually executed by the parties.

          (iv) For purposes hereof, "Open Book" shall describe a process whereby any increase or decrease in the Landlord's Costs attributable to a performance of Landlord's Work on Tenant improvements subject to Allowances are determined as follows. Landlord shall perform all work on Tenant improvements in accordance with Tenant's written orders and the Costs thereof shall be charged against the Allowances. For this purpose, the Costs of Tenant improvements shall be deemed to be an amount equal to the Landlord's Costs as defined above to include the total fee of four percent (4%) with respect to any such Landlord's Work on Tenant's improvements for the Office Building and a total fee of five percent (5%) for Landlord's Work for Tenant improvements for the Manufacturing Building. No overhead or profit of the General Contractor and no other costs or expenses excluded from Landlord's Costs under Subparagraph (ii) of this Paragraph (e) shall be included in the Open Book accounting for Landlord's Work on Tenant improvements. Landlord shall, promptly after request by Tenant, advise Tenant of Landlord's best estimate of the Open Book cost of the Tenant improvements proposed by Tenant. Unless otherwise agreed, such estimate shall be furnished by Landlord not later than five (5) days after Tenant's written request therefore. The Costs of such Tenant improvements shall be charged against Allowances on an Open Book basis regardless of the amount estimated therefor by Landlord upon any such request by Tenant. However, Landlord shall at all times promptly apprise Tenant, in writing, as and when Landlord determines that any Open Book costs on Tenant improvements have exceeded or may exceed the Landlord's estimate therefor.

          (v) Subject to approval of funding by the construction lender financing the Landlord's Work, Landlord agrees to fund all Tenant improvements, upon direction by Tenant, from the budgeted Allowances and, to the extent the Allowances are exceeded, as an Open Book adjustment to the Landlord's Costs in accordance with the preceding Subparagraph (iv). In the same manner, Landlord will, upon direction from Tenant, fund any miscellaneous design fees, permit fees or other soft costs which are not the Landlord's responsibility under this Lease. For example, but without limitation, Tenant may fund the purchase of additional sewage capacity for Phase II as an Open Book adjustment to the Landlord's Costs. Any such soft costs funded by Tenant as an Open Book adjustment to the Landlord's Costs shall be paid directly by Landlord or, to the extent paid by Tenant, shall be reimbursed by Landlord at the time of construction loan funding. There shall be no added fee by Landlord with respect to any such soft costs which the Tenant funds from the Allowance budget or as an Open Book adjustment to the Landlord's Costs.

     (f) At the time that Landlord shall promptly advise Tenant of Landlord's estimate of the increase or decrease in the Landlord's Costs resulting from a Tenant requested Change, Landlord shall also advise Tenant of any projected delay in achieving Substantial Completion that would result therefrom. Tenant shall have no obligation to pay for such change and there shall be no adjustment to the Annual Base Rent on account of such change, nor shall the time for Substantial Completion be extended as a result of such change, unless approved by a written change order signed by both Landlord and Tenant. Landlord may require changes in the Final Plans and Specifications only if Landlord and Tenant sign a change order. The cost of any change orders that are necessary to comply with applicable laws, ordinance, regulations, approvals, or standards of workmanship or materials under this Lease shall be borne solely by Landlord and shall not affect the amount of the Annual Base Rent. Notwithstanding the foregoing, however, Changes required for compliance with laws or regulations which are first enacted or adopted after completion of the Final Plan and Specifications shall result in adjustments to Annual Base Rent in the same manner as other changes hereunder.

     (g) Tenant will furnish Landlord with a written list of Tenant's authorized construction representatives for Landlord's Work. Only such construction representatives are authorized to sign any Tenant improvements orders, change order, receipt or other document on behalf of Tenant relating to Landlord's Work and without the signature of such authorized construction representative, no such document shall be binding upon Tenant. Tenant may, from time to time, change or add to the list of authorized construction representatives by giving Landlord written notice of the addition or change. Upon request of Landlord, Tenant shall cause its authorized construction representatives to execute such work orders or selection forms relating to Tenant improvements as may be necessary to direct or confirm any specific materials, equipment, finishes or fixtures on the Tenant improvements in time for Landlord to perform the Landlord's Work on the same in accordance with the Developer Schedule attached as Exhibit D.

     (h) Only Changes in the Final Plans and Specifications ordered by Tenant and evidenced by written change orders executed by both parties after approval of the Final Plans and Specifications and Tenant improvements costing more or less than provided by the Allowances shall result in an increase or decrease in the Annual Base Rent stated in Paragraph 6. Such increase or decrease shall be amortized on a full pay-out basis over the initial twenty (20) year term of this Lease at a rate of interest equal to that payable on Landlord's permanent financing loan (not to exceed eight and one-half percent (8.5%) per annum). At such time as Landlord provides Tenant with its estimate of costs, Landlord shall also advise Tenant of the estimated increase or decrease in rent in the Annual Base Rent based on the Closed Book cost of any Tenant ordered Changes, and/or Open Book cost of Tenant improvements less or more than Allowances, and a final accounting therefor shall be provided in writing no later than forty-five (45) days after the date of any Change order and after the date that any final Open Book costs of any Tenant improvements are finally determined. In addition, Landlord shall provide Tenant with a written accounting on a monthly basis itemizing and cumulating all adjustments to Annual Base Rent made on the basis of Closed Book changes by then agreed and Open Book improvements whose cost is then finally determined. Landlord shall provide Tenant with its final accounting of adjustments to Annual Base Rent for each Building no later than the date of Substantial Completion of that Building. Upon completion of all adjustments to the Annual Base Rent in accordance with the foregoing Subparagraphs (e) through
(h) of this Paragraph 20, the Annual Base Rent shall be, and all references to the Annual Base Rent in this Lease shall refer to, the Annual Base Rent as so adjusted. At the time that any accounting is made for the adjustments to Annual Base Rent permitted hereunder, such accounting shall segregate the adjustments between those applicable to the Office Property and those applicable to the Manufacturing Property, so that the Annual Base Rent, as adjusted, is allocated between the Office Property and the Manufacturing Property in the same fashion that the Annual Base Rent originally stated in Paragraph 6 was allocated between the Office Property and Manufacturing Property thereunder.

     (i) Landlord's Work shall be performed by Knauer and Gorman Construction Company, Inc. (the "General Contractor"). Landlord shall enter into a contract with the General Contractor for performance of Landlord's Work, which contract shall (i) require insurance coverage in amounts and types mutually and reasonably acceptable to Landlord and Tenant; (ii) include a requirement that Landlord's Work shall be completed in accordance with the Construction Schedule;
(iii) require the filing of a waiver of liens or waivers binding on all subcontractors and suppliers prior to commencement of any work; and (iv) otherwise be in a form mutually and reasonably acceptable to Landlord and Tenant (the "General Contract"). Tenant shall have the right to select, in its sole discretion, the subcontractors to perform any portions of Landlord's Work that involve Tenant's telecommunications, data system/hardware, security, furniture, manufacturing fixtures and equipment and graphics/plans, provided that such subcontractors are compatible with local labor conditions and do not adversely impact on the General Contractor's schedule. Landlord shall be solely responsible for all payments and other liabilities or obligations to the General Contractor, Landlord's other contractors, agents or employees who participate in the Landlord's Work. Nothing in the Final Plans creates any authority for Landlord, its agents, employees or contractors to act on behalf of Tenant or cause Tenant to incur any obligation or liability. Tenant shall have no liability whatsoever as a result of any acts, labor practices, omissions, property damage, personal injuries, employee claims, disputes or injuries or otherwise arising out of the performance by the general contractor and its subcontractors and its or their agents, employees and suppliers in the performance of any part of the Landlord's Work or any related activity on the Property or adjacent properties. Landlord shall indemnify and hold harmless Tenant, and shall require, in its contract with the General Contractor, that the General Contractor and its subcontractors, likewise indemnify and hold harmless Tenant from and against any and all claims, liabilities, damages, costs and expenses (including court costs and costs of defense by counsel of Tenant's choice) arising in connection with any such acts, omissions or liabilities of the Landlord, its General Contractor and its and their subcontractors, agents or employees.

     (j) During the progress of Landlord's Work, Tenant and its agents and employees may, from time to time, inspect the Building. In connection therewith, Tenant's consultants shall have the right to continuously monitor Landlord's Work. If, during such construction, Tenant and its agents and employees determine that the construction, work or materials are not being performed or supplied in accordance with the Final Plans and Specifications, standards of workmanship or materials set forth in this Lease, permits approvals, laws or regulations, or in keeping with the Construction Schedule, Tenant will give prompt notice in writing to Landlord, specifying in detail the particular deficiency, omission or other respect in which Tenant claims such construction does not conform with the requirements of this Lease. Upon the receipt of any such notice, Landlord will, without any adjustment to rent or extension of time, cause any corrections to be made to such construction that may be necessary to cause Landlord's Work to conform to all standards and requirements of this Lease.

     (k) Landlord warrants to Tenant for a period of five (5) years from the Commencement Date as to the Shells and Related Areas and for a period of one (1) year from the Commencement Date as to Tenant improvements that Landlord's Work shall be completed by Landlord in a good and workmanlike manner, free from faulty materials, in accordance with all applicable law, ordinances, regulations, permits and approvals and other applicable legal requirements, and sound engineering standards, in accordance with the provisions of this Agreement, and in accordance with the Final Plans and Specifications. Such warranty includes, without limitation, the repair or replacement (including labor), at Landlord's sole cost, of all materials, systems, fixtures and equipment which are not in conformance with the foregoing standards, otherwise defective or which are defectively installed by Landlord in connection with Landlord's Work. Landlord shall, at Tenant's option, assign to Tenant, or enforce for the benefit of Tenant, all warranties from subcontractors and material suppliers for such materials, systems, workmanship, fixtures and equipment. The provisions of this Subparagraph 20(k) shall survive the termination or expiration of this Lease.


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


     (l) Notwithstanding any provision contained elsewhere herein to the contrary:

          (i) Tenant shall have the absolute right to terminate this Lease upon prior written notice to the Landlord of a period stated below (the "Notice Period") upon the occurrence of any of the following events, provided Landlord has not completed or satisfied the conditions set forth below within the said applicable notice period stated below:

               (A) If Tenant and Landlord cannot agree upon mutually satisfactory Final Plans and Specifications within three (3) months following the date hereof, or on any particular part of the Plans and Specifications by the time set forth in Exhibit D. The Notice Period for this event will be thirty (30) days.

               (B) If Landlord has not procured all requisite permits and approvals for construction of the Buildings and Related Areas according to the Final Plans and commenced construction pursuant thereto by the time allowed for commencement of construction under Subparagraph 20(c) above. The Notice Period for this event will be sixty (60) days.

               (C) Subject only to such delays as may be permitted under the express terms of this Lease, if Landlord has not commenced construction of the Buildings and Related Areas by the time(s) respectively provided under Subparagraph 20(c) above and the Developer Schedule attached as Exhibit D hereto. The Notice Period for this event will be sixty (60) days.

          (ii) For purposes of the foregoing subparagraphs, all permits and approvals mentioned above shall be in final, unappealed and unappealable form and shall include any and all necessary easements and rights-of-way for utilities and stormwater management in locations shown on the Final Plans or otherwise mutually agreed.

          (iii) Notwithstanding the foregoing, in the event that this Lease is terminated by Tenant due to (a) a failure of Landlord and Tenant to agree on Plans and Specifications, then, if such failure has not been due to a failure or delay by Landlord in preparing or delivering such Plans and Specifications meeting the criteria of this Lease or in responding to Tenant's requests and requirements relating thereto and meeting the requirements of this Lease, or (b) a failure by Landlord, despite all reasonable efforts to procure permits and approvals as provided in Subparagraph (i)(B) above and such failure has not been due to a breach of Landlord's representations and warranties under this Lease, then, upon such termination, Landlord shall be entitled to payment or reimbursement by Tenant (to the extent not theretofore already paid or reimbursed to Landlord) of such amounts as Landlord shall have, prior thereto, expended or incurred on account of early startup expenses (the "Early Startup Expenses") in connection with this Lease. The Early Startup Expenses shall be limited to expenses paid or incurred from those categories which are itemized in Exhibit I attached hereto and made a part hereof. Tenant's liability for Early Startup Expenses shall not exceed the total sum of Fifty Thousand Eight Hundred Dollars ($50,800.00).


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


          (iv) In addition to the option to terminate for the reasons stated under Subparagraph (i) of this Paragraph 20(1), above, Tenant may, upon expiration of the same applicable period following written notification, elect to exercise its purchase option described below under Paragraph 26(a)(ii).

     (m) Notwithstanding anything herein, at all times during the construction of the Buildings, provided Tenant has delivered to Landlord proof of insurance as required under Paragraph 14, Landlord shall permit access by Tenant and Tenant's contractors, subcontractors and employees, for purposes of installing any systems, fixtures, equipment or other Tenant improvements necessary or desired by Tenant for use and occupancy of the Buildings and not included in the Landlord's Work. Tenant shall, to the fullest extent practical, coordinate any such work with Landlord's Work. Any such entry or activity by Tenant or its contractors, subcontractors or employees on the Office Property prior to the 120th day before its scheduled Substantial Completion date and any such entry or activity on the Manufacturing Property prior to the 60th day before its scheduled Substantial Completion date shall be only after notice to and consultation with Landlord, in advance, and shall be at such times and hours as shall have been scheduled in advance with Landlord so as not to interfere with the performance by Landlord and its general contractor and subcontractors of the Landlord's Work. Landlord agrees to promptly respond to any requests by Tenant, from time to time, to schedule work by Tenant's contractors or subcontractors and shall be deemed to have approved any entry or activity by Tenant or its contractors or subcontractors of which Landlord has been given written notice at least 7 days in advance by Tenant and to which Landlord has not objected for reasons stated and with an alternative schedule offered in writing.


     20.A. PROJECT COST LOAN TO LANDLORD.

     (a) Attached hereto as Exhibit O is a schedule of project related costs which Landlord may fund by way of a loan from Tenant. Tenant shall advance such funds on an as needed basis only within thirty (30) days after request by Landlord and presentation of supporting invoices mentioned in Exhibit O. All funds advanced by Tenant shall bear interest at the rate of nine percent (9%) per annum and shall be repaid with interest accrued upon construction loan closing. In the event of a termination of this Lease occurring prior to construction loan closing for any reason other than a material default by Landlord under the provisions of Paragraph 19 hereof or in pursuing governmental approvals and permits or financing, Landlord shall be obligated to repay only one-half of the funds advanced with interest on such funds at the rate above stated upon Lease termination. In the event of such termination due to Landlord's material default, as above described, all such amounts (i.e., not limited to one-half) shall be repaid upon Lease termination. Landlord's obligation to repay the funds advanced by Tenant shall be evidenced by a judgment note executed by Landlord, Oaklands Business Park, Inc., James J. Gorman and Christopher J. Knauer, jointly and severally. Such judgment note shall be in the full amount indicated on Exhibit O, plus $420,000.00 for financing placement fees which may be advanced pursuant to the loan, for a total of $950,900.00.


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


     (b) If Tenant elects to exercise the Phase II expansion options, Tenant agrees to fund Landlord's Phase II project-related cash requirements for the same categories of costs and for the same percentages of those costs as are itemized in Exhibit O for Phase I. Such funding shall be provided by way of a loan at the prime rate (as then quoted by the Wall Street Journal) plus one-half percent (0.5%).

     (c) Notwithstanding anything to the contrary contained herein, Tenant will not be obligated to fund any project costs under the Article unless and until Landlord completes an application to the proposed mortgage lender, pays the application fee thereof, and executes the above-mentioned judgment note.


     21. EXTENSION RIGHT; HOLDING OVER.

     (a) Tenant shall have the right to extend the Term of this Lease, as extended by one or more of the Renewal Periods described in Paragraph 5(d), above, for a period of six (6) months (the "Extension Period") (the "Extension Right"). The Extension Right shall be exercised by Tenant delivering written notice to Landlord at least three (3) months prior to the Expiration Date, as extended by one or more of the Renewal Periods. The Extension Period shall be subject to all of the terms and conditions of the Lease and each monthly installment of Annual Base Rent shall be the monthly installment of Annual Base Rent in effect during the last month prior to the Extension Period.

     (b) If Tenant shall hold over after the expiration of the Term (as the same may be extended under Subparagraph (a) above, or Paragraph 5(d), above, its tenancy shall be on a month-to-month basis and shall be subject to all of the terms, conditions, provisions and obligations of this Lease, except that its monthly rental beginning on the first month after the expiration of the Term shall be one hundred fifty percent (150%) of the monthly Annual Base Rent installment that applied to the last month of the Term. This holdover rental amount shall be Landlord's exclusive right and remedy against Tenant and shall be deemed to cover all liabilities, obligations or charges which may be incurred by Landlord because of a holdover by Tenant except for Annual Additional Rent which shall remain payable in addition thereto.


     22. NOTICES. Any notice required or permitted under this Lease shall be in writing, sent by reputable private carrier of overnight mail or mailed by United States Certified Mail, Return Receipt Requested, postage prepaid, in each case addressed as shown in Paragraph 1.

     Either Landlord or Tenant may, by notice to the other, change the address(es) to which notices are to be sent. All notices shall be deemed effective upon the date of delivery by Federal Express or other overnight, nationally recognized private carrier providing receipts or positive tracking of deliveries, or two business days after the date of mailing by United States Certified Mail.


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


     23. MISCELLANEOUS.

     (a) No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. The failure of either party to insist upon the strict performance or any obligation shall not be deemed a waiver thereof.

     (b) If any provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     (c) This Lease constitutes the entire agreement between the parties and may be amended only by written agreement of the parties.

     (d) This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns.

     (e) Landlord and Tenant agree that, in fulfilling all terms and conditions of this Lease, time is of the essence.

     (f) Subject to compliance with the Park covenants and with local laws and ordinances regarding exterior signage, Tenant shall be entitled to install its exterior facade, entry door, and free-standing and/or monument signage. The initial signage may include the installation of Tenant's existing monument sign or one comparable to it and any approval needed for such sign under the Park covenants is hereby granted or has been obtained by Landlord. Any signage permitted hereunder may be replaced, supplemented and/or removed from time to time subject only to compliance with local laws and ordinances.

     (g) Each of the parties hereby represents to the other that it has not dealt or negotiated with any real estate broker with reference to this Lease, except for Lieberman, Earley & Co., whose fee or commission shall be paid by Tenant in accordance with the terms of a separate agreement between such broker and the Tenant. Each party agrees to indemnify and hold harmless the other against and from any and all commissions or other fees, charges, costs or expenses claimed by any such other real estate broker or other person allegedly arising out of the dealings between such person and Tenant in respect of this Lease or the Property.

     (h) Tenant's purchase options hereunder shall not be assignable except to an approved assignee of Tenant's leasehold interest as provided in Paragraph 8(b) or to any entity whatsoever in connection with a proposed purchase and lease-back to Tenant or any subsidiary or affiliate of Tenant.


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


     24. RIGHT OF FIRST REFUSAL.

     (a) From and after the effective date and during the term of this Lease and any extension or renewal hereof, Tenant shall have the right of first refusal and Landlord shall not sell, transfer or otherwise dispose of all or any part of Landlord's interest in the Property or the Phase II Land or any portion thereof (other than a sale, transfer or disposition to any person or entity affiliated with Landlord) until and unless Landlord shall have (i) obtained a bonafide offer therefore; (ii) given written notice to Tenant, which notice shall contain
(A) the name of the offeror, (B) the address of the offeror, (C) all of the terms and conditions of such bonafide offer, and (D) a true and accurate copy of the actual bonafide offer, and (iii) offer to sell, transfer or otherwise dispose of such interest to Tenant at the same price and, except as hereinafter provided, upon the same terms and conditions contained in said bonafide offer.

     (b) If Tenant shall either give notice of rejection of said offer to it or fail to give notice of acceptance of the same within 30 days after the date of receipt of Landlord's notice, Landlord's interest in the Property (and in the Phase II Land and all portions thereof not previously released) may, during the 180 days thereafter, be sold, transferred or otherwise disposed of to the original offeror or any other buyer at the same price and upon the same terms and conditions contained in said bonafide offer as disclosed in writing to Tenant, whereupon this Right of First Refusal shall terminate and be of no further force or effect. Landlord shall, upon completion of any such sale or transfer, provide Tenant with a certified copy of the complete agreement of sale and all modifications and addendas thereto along with a copy of the settlement sheet.

     (c) In the event Tenant rejects said offer or fails to accept the same, this Lease and all of its terms and conditions (including this right of first refusal, and Tenant's rights of renewal, expansion and purchase set forth in this Lease) shall nevertheless remain in full force and effect and Landlord and any purchaser or purchasers of the Property (and unreleased Phase II Land), or any part thereof, shall be bound thereby.

     (d) Failure of Tenant to exercise this right of first refusal on one or more occasion shall not affect Tenant's right to exercise it on any subsequent occasion. Any sale or transfer of the Property (or unreleased Phase II Land), or any part thereof, other than in strict compliance with the terms of this section shall be absolutely null and void and will have no effect as to Tenant, and Tenant shall be entitled to purchase the Property and any such Phase II Land from the purchaser upon the same terms and conditions and at the same price specified in said bonafide offer, provided Tenant notifies Landlord of its election after 30 days after receipt of notice which complies with the requirements hereof. Payment of rental to such purchaser or otherwise treating such purchaser as the Landlord should not be deemed to be a waiver of any right of first refusal or any other right or privilege of Tenant and shall not create an estoppel with respect thereto.

     (e) Any sale or transfer of Landlord's interest in the Property (or unreleased Phase II Land), or any part thereof, or of any larger parcel of which the Property (and/or unreleased Phase II Land) may be a part, shall be expressly made subject to all the terms, covenants and conditions of this Lease.


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

     (f) In the event Tenant exercises its right of first refusal, then, notwithstanding the terms of the offer (i) Landlord shall convey title by special warranty deed approved by Tenant and the Tenant's title company; (ii) title to the Property subject of the right of first refusal shall be free and clear of any liens and encumbrances except the lien for current taxes which are not delinquent at the time of closing thereon, the Permitted Exceptions and such other exceptions to title as have been agreed to in writing by Tenant; (iii) title to the Property subject of the right of first refusal shall otherwise comply with the terms of this Lease as they pertain to condition of title; and
(iv) any easements or other rights benefitting the Property subject to the right of first refusal at the time of closing thereon shall be made perpetual and shall be included in the deed or in a separate recordable instrument approved by Tenant and the title insurance company insuring its interest.


     25. RIGHT OF FIRST REFUSAL - LEASE. If at any time during the term of this Lease and any renewal or extension hereof, Landlord receives a bonafide offer to lease the Phase II Land or any part thereof for a term beginning after the release thereof, which offer Landlord desires to accept, Landlord shall give Tenant written notice thereof, which notice shall specify in detail the name and address of the prospective tenant and the term, rent and other covenants and conditions of the proposed lease, accompanied by Landlord's affidavit that such proposed lease is in good faith and that all terms and conditions affecting the proposed lease have been accurately disclosed. Tenant shall thereupon have the option to lease the property described in the proposed lease for the term of the proposed lease, at the rent, and upon the other covenants and conditions specified in such notice, which option Tenant may exercise by giving notice to Landlord within 30 days after receipt of the notice from Landlord. Promptly upon Tenant's submission to Landlord of a written lease containing such term, rent and other covenants and conditions of the proposed lease, Landlord shall execute, acknowledge and deliver to Tenant such written lease in duplicate and shall be entitled to receive one of such duplicates executed by Tenant. Tenant's failure, at any time, to exercise its option under this paragraph shall not affect this Lease or any of Tenant's rights or options under this paragraph or any other paragraph of this Lease. If Tenant shall either give notice of rejection of said offer to Landlord or fail to give notice of acceptance of the same within thirty (30) days of the date of receipt of Landlord's notice, Landlord may, during the one hundred eighty (180) days thereafter, enter into the proposed lease transaction upon the same terms and conditions contained in said bonafide offer as disclosed in writing to Tenant. Landlord shall, upon execution of any such lease, provide Tenant with a certified copy thereof and of all modifications and addenda thereto.


     26. FINANCING; PRE-COMMENCEMENT PURCHASE OPTIONS DUE TO DEFAULT.

     (a) Not later than ninety (90) days after obtaining final, unappealable Land development approval for the construction of the Buildings and Related Areas, Landlord will secure a firm commitment of construction financing. If Landlord fails to obtain such commitment or, after having obtained such commitment for construction financing, (1) Landlord fails to close such mortgage loan within sixty (60) days thereafter, or (2) after closing such mortgage loan, the lender thereunder ceases to fund for whatever reason, or (3) if an event of default by the Landlord occurs under the construction loan, prior to the Commencement Date, Tenant may:

          (i) Terminate this Lease by written notice to Landlord; or

          (ii) Elect, by written notice to Landlord, to purchase the Property (and, at Tenant's option, the Phase II Land or either portion thereof) from Landlord subject to the following terms and conditions:

               (A) The closing date shall be selected by Tenant and shall be no later than three (3) months after the date that Tenant gives Landlord written notice of its election to purchase;

               (B) If such purchase option is exercised due to Landlord's inability to obtain a commitment for construction loan financing, then Tenant and Landlord shall, upon such exercise, enter into a Design Build Agreement to construct the Buildings in accordance with the Final Plans and Specifications. In such event, the Land cost and the construction price shall be as set forth in the Design Build Purchase Price Schedule attached as Exhibit P, subject to adjustments for Tenant-requested changes and costs above or below allowances, as provided in Paragraph 20(e)(ii). If such inability to obtain financing has been due to Tenant's insufficient creditworthiness, the Developer Fee of Five Hundred Thousand Dollars ($500,000.00) shall be included; otherwise, it shall be excluded. The Design Build Agreement shall be on terms otherwise set forth in an Agreement attached as Exhibit G. If not prepared on signing hereof, Landlord shall prepare the proposed form thereof, for Tenant's review, promptly after execution hereof. The terms (other than price terms) of the Design Build Agreement shall be agreed and the form thereof shall be initialed for attachment as Exhibit G by the time required for mutual approval of the Final Plans and Specifications. The Design Build Agreement shall include and/or incorporate all terms of this Lease, to the extent applicable, relating to manner, time, quality and completion of Landlord's Work.

               (C) If Tenant elects to exercise the purchase option due to Landlord's failure to close on the committed construction loan, or due to a default thereunder after closing by Landlord, or because the construction lender ceased to fund, then Tenant may, but shall not be required, to enter into the Design Build Agreement with Landlord. If Tenant has not elected to enter into the Design Build Agreement, the purchase price for the Land only shall be $158,671.00 per acre, for a total of $4,227,500.00 if Phase II is included. If Tenant has elected to enter into the Design Build Agreement, at the closing, Tenant shall also pay for the Property that amount which would then be due under the Design Build Agreement for the Landlord's Work then completed, subject to adjustments for Tenant-requested changes and costs above or below allowances, as provided in Paragraph 20(e)(ii). In such event, however, the Developer Fee of Five Hundred Thousand Dollars ($500,000.00) shall be excluded from the Purchase Price. If Tenant has not elected to enter into a Design Build Agreement with Landlord, and construction has commenced, there shall be added to the purchase price an amount determined by the Consultant (identified in Paragraph 31) to be equal to the budgeted amount for the costs of those portions of the Landlord's Work then in place, determined with reference to Exhibit P, less the amount by which Tenant's estimated costs to complete such work in accordance with the Final Plans and Specifications exceeds the budgeted amount under Exhibit P.

               (D) Landlord shall convey to Tenant or its assignee or nominee, by warranty deed, marketable fee simple title to the Property (and Phase II Land, if applicable), together with an assignment of all of Landlord's right, title and interest in the Final Plans and Specifications and in all permits and approvals, together with any fixtures and other building equipment thereof, subject to no encumbrances other than utility easements granted solely in connection with providing utility service to the Property, restrictive covenants that do not materially interfere with Tenant's ability to conduct its business at the Property or impose any cost upon Tenant, encumbrances that existed as of the date of this Lease and were approved by Tenant in writing, the Permitted Exceptions and any other encumbrances that were approved by Tenant in writing and real estate taxes and assessments not yet due and payable. Tenant shall be entitled to an abatement of the purchase price by any amounts required to discharge or otherwise remove any liens or encumbrances against the Property (and/or Phase II Land, if applicable).

               (E) All transfer taxes be split equally between Landlord and Tenant unless the purchase option has been exercised pursuant to Subparagraph (C) for the reasons states therein, in which event transfer taxes shall be paid by Landlord.

               (F) At the closing, Landlord shall deliver to Tenant:

                    (1) Releases of lien (to the extent applicable), escrows
               and/or affidavits for any work performed by or for Landlord, as required by Tenant's title insurance company in order to insure title without exception for mechanics' liens;

                    (2) Written assignments of any plans, permits, approvals,
               utility operations or other licenses, contracts or agreements relating to the Property for which Tenant requests an assignment; and

                    (3) Such other documents as are reasonably required by
               Tenant to effect the closing.

     (b) There shall be no increase or decrease in the Annual Base Rent due to costs of permanent debt financing.


     27. PHASE II OFFICE EXPANSION.

     (a) Provided that this Lease is in full force and effect, and Tenant is not in default hereunder beyond applicable grace and cure periods and subject to the provisions of this paragraph, Tenant shall have the right to expand the Phase I Office Building by an approximately 50,000 square foot addition to the Office Building to be constructed on Lot 1 (the "Phase II Office Land"). As previously set forth, the Land necessary for both such expansion has been reserved for future inclusion in the Property subject to this Lease and is delineated on Exhibit A. Tenant may exercise its Phase II expansion rights with respect to the Office Building addition on the Phase II Office Land by giving Landlord written notice (the "Expansion Notice").

     (b) The area of the Building to be constructed in the Phase II Office Land has been approximately delineated on the Site Plans appended as Exhibit A. The Base Plans and Specifications for the Building to be constructed in the Phase II Office Land shall be comparable to those for the initial Office Building space to be constructed under this Lease. At the time of giving the Expansion Notice, Tenant will provide Landlord with outline specifications for the Phase II Expansion. Within ninety (90) days thereafter, Landlord shall cause the Architect, or another architect engaged by Landlord and approved by Tenant, to prepare Final Plans and Specifications for the Phase II Office Expansion. Such Final Plans and Specifications shall be presented to Tenant for its approval by the end of such ninety (90) day period. Upon receipt of the Final Plans and Specifications for the Phase II Office Expansion, Tenant shall not unreasonably withhold its approval thereof, and Landlord and Tenant shall cooperate in good faith and with best efforts to resolve any differences and to complete the Phase II Expansion Plans and Specifications to the Tenant's satisfaction.

     (c) Upon approval of the Final Plans and Specifications for the Phase II Of Office Building, Tenant may solicit bids for construction of the Phase II Of Office Building(s) and Related Areas. Landlord shall have the option to present a bid from a construction company selected by Landlord for construction of the Phase II Of Office Building(s) and Related Areas. Tenant shall also have the right to secure bids from any other general contractors. Any bids submitted by Knauer and Gorman or any other contracting entity designated by Landlord shall include a discount in an amount equal to five percent (5%) of the Land Cost attributable to Phase II. Regardless of whether Landlord's designated contractor or another contractor is selected to perform the work, the Landlord shall be responsible as Owner to enter into the general contract for the construction of the Phase II Office Expansion and to cause the performance of the Landlord's Work related thereto all in the same manner as provided herein for the Buildings and Related Areas initially included in this Lease. Notwithstanding anything herein, Tenant shall have the right to select the general contractor for the Phase II Office Expansion. Further, regardless of the identity of the general contractor selected, Tenant shall have the right to select, or if selected by Landlord, to approve, the architect for the Phase II Expansion as well as any subcontractors or consultants performing services or work for the construction of the Phase II Office Buildings and Related Areas.

     (d) Upon approval of the Phase II Office Expansion plans, Landlord shall proceed to obtain any and all necessary governmental approvals, in final, unappealed and unappealable form, for construction of the Phase II Of Office Expansion Building(s) and any Related Areas, including parking facilities and other improvements, required by Tenant or by applicable regulations for construction and development of the Phase II Office Expansion. Such approvals shall also include any subdivision and/or condominium plan approvals as may be necessary to secure financing for the Phase II Office Expansion without disturbing the then existing permanent financing covering the Phase I development of the Property.

     (e) Landlord will secure construction and permanent financing for construction of the Phase II Of Office Expansion. The financing shall be at the following minimum underwriting guidelines: market interest rate; amortized over a twenty (20) year term, with a five (5) year balloon payment; based on a seventy-five percent (75%) loan to value ratio, a ten percent (10%) capitalization rate, and a 1.25 debt service coverage ratio. Tenant shall not be required to participate in the financing. If Landlord is unable to secure commitments for construction and permanent financing for the Phase II Of Office Expansion within ninety (90) days after approval of the Final Plans and Specifications for Phase II, Tenant will have the option to purchase (i) the Phase II Office Land, or (ii) all Phase II Land, or (iii) the entire Property, or (iv) the entire Property together with the Phase II Office Land or all Phase II Land, by giving Landlord written notice of such election at any time after such Phase II expansion financing commitment date. If Tenant elects to exercise such purchase option, the purchase will be on the same terms and conditions as are provided in Tenant's purchase option under Paragraph 30, below, except that: the price of the Phase II Land included shall be $158,671.00 per acre (such price having been maintained by Tenant's payment of the Phase II Land Commitment in the interim).

     (f) If Landlord has secured the requisite financing for the Phase II Office Expansion by the Phase II Expansion financing commitment period, then Landlord shall proceed to cause the Phase II Office Expansion to be completed by a date which is not later than nine (9) months after the date of final approval by Landlord and Tenant of the Finals Plans and Specifications for the Phase II Office Expansion and receipt all approvals and permits pursuant to Subparagraph
(g) below. If Landlord fails to cause substantial completion of the Phase II Office Expansion by the end of such one (1) year period, then from and after the Phase II Commencement Date, Tenant shall be entitled to abatement of one-half (1/2) day of Annual Base Rent for Phase II for each day thereafter that the Phase II Expansion has not been substantially completed.

     (g) If Landlord fails to secure all necessary governmental approvals and permits for construction of the Phase II Office Expansion within one hundred eighty (180) days after election by Tenant to complete the Phase II Office Expansion, then Tenant shall have the right to pursue the same as set forth hereinabove in this paragraph and/or to purchase the entire Property and/or Phase II Land in the same manner as provided in Subparagraph (e), above. Alternatively, Tenant may release the Phase II Of Office Land effective immediately and without the one (1) year notice provided in Subparagraph (m), below. Notwithstanding anything to the contrary contained herein, Tenant may, at Tenant's option, directly pursue on its own behalf the necessary governmental approvals and permits for construction of the Phase II Office Expansion. In such event, Tenant shall fund the reasonable costs thereof, as incurred, and add the same to the total Phase II Office Project Costs to be subsequently funded and reimbursed to Tenant from the construction financing for the Phase II Office Expansion.

     Notwithstanding anything to the contrary contained herein, Tenant may, without exercising the Phase II Office Expansion option, require Landlord to pursue all necessary governmental approvals for the Phase II Office Expansion, as above set forth, at any time after final, unappealed and unappealable approval of Land development for Phase I. In that event, Landlord and Tenant would cooperate in seeking such approvals and Tenant would bear all costs thereof subject to reimbursement, without interest, at such time as Tenant ultimately exercises the Phase II Office Expansion option and Landlord closes on the construction loan financing therefor. In the event that Tenant has funded the Phase II approval process prior to electing the Phase II Office Expansion option, and if, upon a subsequent exercise by Tenant of the Phase II Office Expansion option, Landlord fails to obtain the necessary financing therefore, as above set forth, then Tenant shall not be entitled to reimbursement for the costs it has funded by crediting the same against the purchase price payable in connection with any exercise by Tenant of the purchase option allowed under Subparagraph (e), above.


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

If Tenant elects to fund the Phase II Office Expansion approvals prior to exercise of its Phase II Office as herein provided, Tenant may abandon the same at any time and cease funding therefor.

     (h) The Annual Base Rent for the Phase II Office Expansion shall be based on the same ratio of rent to project cost as the Annual Base Rent applicable to the Office Property prior to the Phase II Office Expansion bears to the total project cost of the Phase I Office Building. To that end, the Annual Base Rent attributable to the Phase II Office Expansion shall be equal to the amount obtained by dividing the Total Costs of the Phase II Of Office Expansion by a number equal to the Total Costs of the Phase I Office project divided by the Annual Base Rent for the Office Property during the first Lease Year. The formula for calculating the Annual Base Rent for the Phase II Office Expansion shall, accordingly, be as follows:

      Annual Base Rent  =     Total Phase II Office   x     First
                                   Lease Year Annual Base Rent
                                   for Phase II Office
                                   Project Cost
                                   for Phase I Office Property
                                   --------------------------------

                              Total Phase I Office Project Costs

     For purposes of applying the foregoing formula, the terms above set forth shall have their meanings elsewhere provided in this Lease and the following additional definitions shall apply:

          (i) Total Phase I Office Project Costs shall mean the grand total of the project cost allocation for Phase I, as set forth on Exhibit E after adjustment on account of the Closed Book cost of Tenant Changes and the Open Book cost of Tenant improvements above or below Allowances pursuant to Paragraphs 20(e) through (h) of the Lease; and

          (ii) Total Phase II Office Project Cost shall mean the total costs of Landlord's Work relating to the Phase II Office Expansion and falling within the same categories of costs as have been itemized for Phase I on Exhibit E subject to the following changes and limitations. Land acquisition cost for the Phase II Office Expansion shall be limited to the currently budgeted amount of $723,478.00. Site work and Shell Building construction costs shall be limited to the contract price therefor pursuant to the general contract with the General Contractor selected by Tenant pursuant to Paragraph 27(c), above. However, if the General Contractor selected by the Tenant is not the Landlord's designated general contractor, then the site work and Shell Building construction costs may additionally include fees and expenses relating to Owner representation on the Landlord's behalf during construction, such as project manager and/or field personnel to oversee and/or inspect the construction by the General Contractor, provided that the costs thereof to be included in the Total Phase II Office Project Costs shall in no event exceed an amount equal to one percent (1%) of the actual contract price for construction of site work and Shell Buildings. The costs of storm and sanitary sewer relocation work included in the general contract for site work shall be limited to the amount set forth in Exhibit L. The cost of any other utility relocations shall be excluded (having been included in the established Annual Base Rent for Phase I).

          The Annual Base Rent, as calculated in accordance with the foregoing, shall be subject to adjustment on account of the change in the cost of financing of Landlord's Work on the Phase II Office Expansion from such financing cost for Phase I. Such adjustment shall be made by multiplying the Annual Base Rent for the Phase II Office (calculated as above set forth) by the percentage change between the interest rate applicable on the permanent financing loan initially obtained for the financing of the Phase I Office Project Costs and the interest rate applicable to the financing obtained by Landlord for the Phase II Office Project Costs and adding the result to the Annual Base Rent (if the Phase II interest rate is greater than the Phase I interest rate) or subtracting the result from the Annual Base Rent (if the Phase II interest rate is less than the Phase I interest rate). However, in no event shall the Annual Base Rent be so adjusted on account of a difference in the rate of financing on the Phase II Office Project Costs by a factor which is any greater than the percentage change between the prime rate quoted by the Wall Street Journal on the date of issuance of the Phase I permanent financing commitment and the prime rate quoted by the Wall Street Journal on the date of issuance of the permanent financing commitment for Phase II.

     (i) At the time that Landlord delivers the Final Plans and Specifications for Tenant's approval for the Phase II Office Expansion, Landlord will furnish Tenant with an accounting of the Annual Base Rent to be added under the Lease as a result of the addition to the Premises to be included in the Phase II Office Expansion. Such accounting shall be made in accordance with the formula provided under Paragraph (h) of this section, above, assuming the general contract is to be awarded to Landlord's designated General Contractor. Once the general contract for the construction is actually awarded to Landlord's designated contractor or another general contractor selected by Tenant, the increase in Annual Base Rent attributable to the Phase II Office Expansion shall be finalized based on such bid award. Thereafter, the Annual Base Rent for the Phase II Office Expansion shall be adjusted, prior to the Phase II Office Expansion Commencement Date, only on account of Changes ordered by the Tenant and/or Tenant improvements above or below Allowances in the same manner as the Annual Base Rent for the Office Building Premises initially subject to this Lease is adjustable on account of such Tenant Changes and/or improvements under Paragraph 20(e) through (h), above. Once the Final Plans have been approved and the general contract for the construction has been awarded, the parties will enter into an appropriate addendum to this Lease setting forth the finally confirmed Annual Base Rent for the Phase II Office Expansion which will thereupon be subject to change only for Tenant ordered Changes and/or improvements as above set forth.

     (j) The Annual Base Rent as finally calculated and adjusted in accordance with the foregoing Paragraph (i) shall commence on the Phase II Commencement Date applicable to the Office Expansion (defined in this paragraph below) and shall be subject to increases effective on the anniversary date of the Commencement Date occurring every five (5) years thereafter until the end of the initial term of this Lease. Each such increase in the Annual Base Rent attributable to the Phase II Office Expansion shall be in an amount equal to one and two-tenths percent (1.2%) of the Annual Base Rent in effect prior to such increase. The election by Tenant to proceed with the Phase II Office Expansion shall not affect or extend the initial twenty (20) year term of this Lease if notice of the exercise of such expansion option takes place in years 1 through 5 of such initial term. If the Tenant elects to proceed with the Phase II Office Expansion after the fifth (5th) year but prior to the commencement of the tenth (10th) year, Tenant shall at that time have the option to extend the term by initiating a new twenty (20) year term commencing with the Phase II Office Commencement Date. In that event: the Second Renewal Period option under Paragraph 5(d)(i)(B) shall be deleted; the first Renewal Period Option under Paragraph 5(d)(i)(A) shall be reduced to a term equal to the difference between the length of the extended initial term and twenty-nine and one-half (291/2) years; and the third Renewal Period Option at Fair Market Rental Value under Paragraph 5(d)(i)(C) shall remain at five and one-half (51/2) years and shall become and replace the deleted Second Renewal Period. The intent of the foregoing is that the extended initial term plus the first Renewal Period (if exercised) shall still equal twenty-nine and one-half (291/2) years and the remaining Renewal Period for five and one-half (51/2) years shall be at Fair Market Rental Value. Whether or not the initial twenty (20) year term is reinitiated, as allowed hereunder, the Annual Base Rent payable for each Lease Year from and after the Phase II Commencement Date (defined below) shall be equal to the Annual Base Rent attributable to Phase II, as calculated in the manner above set forth, plus that amount which would have been payable under this Lease had the Phase II Expansion not been exercised. In that event, the Annual Base Rent payable for years 16 through 20 of the initial Lease term, as set forth in Paragraph 6 and adjusted pursuant to Paragraphs 20(e) through (h), shall continue until expiration of the reinitiated initial twenty (20) year Lease term.

     (k) The Premises constructed pursuant to the Phase II Office Expansion shall become part of the Premises, and the Related Areas of the Phase II Office Expansion shall become part of the Property, and all of the terms and conditions of this Lease shall first apply thereto, as of the date that Tenant first conducts business in the Phase II Office Expansion Building(s) in the normal course of its operations, but not before all conditions to commencement, as previously set forth for the initial Premises under this Lease, under Section 5(a) and (b) of this Lease have been met with respect to Landlord's Work on the Phase II Office Expansion. Such date shall is herein referred to as the "Phase II Commencement Date".

     (l) Landlord and Tenant each agree, upon written request of the other, to execute a memorandum confirming the Phase II Office Expansion Commencement Date, and the adjusted Annual Base Rent after inclusion of the Phase II Office Expansion, promptly upon determination of the Phase II Office Expansion Commencement Date.

     (m) All standards of workmanship and materials, warranties, rights and remedies relating to construction of the initial Buildings under Article 20 or elsewhere in this Lease shall, except where superseded by particular or inconsistent provisions of this Article 27, apply to the Phase II Office Expansion.

     (n) At any time during the term of this Lease, Tenant may release the Phase II Office Land by giving Landlord written notice one year in advance of such release, as hereinabove set forth in Subparagraph 7(a)(iv). Upon the release of such Phase II Office Land, the same shall no longer be subject to this Lease and Tenant shall have no rights or obligations with respect thereto except for Tenant's continuing easements thereon and Tenant's rights under the Phase II Land covenants.

If the Phase II Office Land is released, Tenant shall (unless theretofore released) retain its rights with respect to expansion on the Phase II Manufacturing Land and, until released, shall continue to pay the Phase II Manufacturing Land Commitment component of Additional Rent allocable thereto.

     (o) In the event that, after execution of this Lease, any event or condition occurs or develops, or any law, ordinance or regulation is enacted, which would preclude the development and use of the Phase II Office Land for the Tenant's Phase II Office Expansion in accordance with the terms of this Lease, then the Phase II Office Land Commitment component of Annual Additional Rent shall immediately abate and cease to be payable upon the occurrence or existence of such event or condition, or upon the enactment of such law, ordinance or regulation. Further, as soon as Landlord has knowledge or reason to know that any of the foregoing events has occurred or may occur and will have or may have the effect of materially interfering with the proposed use and development of the Phase II Office Land and for the purpose of Tenant's Phase II Of Office Landlord will promptly notify Tenant of the same in writing. If any of Landlord's representations or warranties contained herein, which relate to the proposed use and development of the Phase II Office Land, are false or materially inaccurate at the time of execution of this Lease, and, as the direct or indirect result thereof, the development and use of the Phase II Office Land for Tenant's Phase II Office Expansion or will be prevented or materially impeded, then, without limitation of any other remedies of Tenant under this Lease, Tenant may release the Phase II Office Land effective immediately and without any advance notice and be entitled to offset against the installments of Annual Base Rent and Annual Additional Rent next coming due under the Lease, until such setoff is fully exercised, all amounts theretofore paid on account of the Phase II Office Land Commitment. Further, if Tenant releases the Phase II Manufacturing Land simultaneously with the release of the Phase II Office Land, then such setoff shall also include all amounts theretofore paid on account of the Phase II Manufacturing Land Commitment. If Landlord fails to notify Tenant promptly when Landlord discovers or has reason to know of any facts, conditions or events which may materially interfere with the Landlord's ability to complete the Phase II Office Expansion, Tenant may, without limitation of any other rights or remedies under this Lease, immediately release the Phase II Office Land without any advance notice and be entitled to offset against the installments of Annual Base Rent and Annual Additional Rent next coming due under the Lease, until such setoff is fully exercised, all amounts paid on account of the Phase II Office Land Commitment since the date that Landlord knew or should have known of the existence or occurrence of such facts, conditions or events. In the latter event, if Tenant releases the Phase II Manufacturing Land simultaneously with the release of the Phase II Office Land, then such setoff shall also include all amounts paid since the same date on account of the Phase II Manufacturing Land Commitment.


     28. PHASE II MANUFACTURING EXPANSION.

     (a) Provided that this Lease is in full force and effect, and Tenant is not in default hereunder beyond applicable grace and cure periods and subject to the provisions of this paragraph, Tenant shall have the right to expand the Phase I Manufacturing Building by an approximately 60,000 square foot addition to the Manufacturing Building to be constructed on a portion of Lot 11 which shall be resubdivided concurrently with the relocation of James Hance Court

(the "Phase II Manufacturing Land"). As previously set forth, the Land necessary for both such expansion has been reserved for future inclusion in the Property subject to this Lease and is delineated on Exhibit A. Tenant may exercise its Phase II expansion rights with respect to the Manufacturing Building addition on the Phase II Manufacturing Land by giving Landlord written notice (the "Expansion Notice").

     (b) The area of the Building to be constructed in the Phase II Manufacturing Land has been approximately delineated on the Site Plans appended as Exhibit A. The Base Plans and Specifications for the Building to be constructed in the Phase II Manufacturing Land shall be comparable to those for the initial Manufacturing Building space to be constructed under this Lease. At the time of giving the Expansion Notice, Tenant will provide Landlord with outline specifications for the Phase II Expansion. Within ninety (90) days thereafter, Landlord shall cause the Architect, or another architect engaged by Landlord and approved by Tenant, to prepare Final Plans and Specifications for the Phase II Manufacturing Expansion. Such Final Plans and Specifications shall be presented to Tenant for its approval by the end of such ninety (90) day period. Upon receipt of the Final Plans and Specifications for the Phase II Manufacturing Expansion, Tenant shall not unreasonably withhold its approval thereof, and Landlord and Tenant shall cooperate in good faith and with best efforts to resolve any differences and to complete the Phase II Expansion Plans and Specifications to the Tenant's satisfaction.

     (c) Upon approval of the Final Plans and Specifications for the Phase II Manufacturing Building, Tenant may solicit bids for construction of the Phase II Manufacturing Building(s) and Related Areas. Landlord shall have the option to present a bid from a construction company selected by Landlord for construction of the Phase II Manufacturing Building(s) and Related Areas. Tenant shall also have the right to secure bids from any other general contractors. Any bids submitted by Knauer and Gorman or any other contracting entity designated by Landlord shall include a discount in an amount equal to five percent (5%) of the Land Cost attributable to Phase II. Regardless of whether Landlord's designated contractor or another contractor is selected to perform the work, the Landlord shall be responsible to enter into the general contract for the construction of the Phase II Manufacturing Expansion and to cause the performance of the Landlord's Work related thereto all in the same manner as provided herein for the Buildings and Related Areas initially included in this Lease. Notwithstanding anything herein, Tenant shall have the right to select the general contractor for the Phase II Office Expansion. Further, regardless of the identity of the general contractor selected, Tenant shall have the right to select, or if selected by Landlord, to approve, the architect for the Phase II Expansion as well as any subcontractors or consultants performing services or work for the construction of the Phase II Manufacturing Buildings and Related Areas.

     (d) Upon approval of the Phase II Manufacturing Expansion plans, Landlord shall proceed to obtain any and all necessary governmental approvals, in final, unappealed and unappealable form, for construction of the Phase II Manufacturing Expansion Building(s) and any Related Areas, including parking facilities and other improvements, required by Tenant or by applicable regulations for construction and development of the Phase II Manufacturing Expansion. Such approvals shall also include any subdivision and/or condominium plan approvals as may be necessary to secure financing for the Phase II Manufacturing Expansion without disturbing the then existing permanent financing covering the Phase I development of the Property.


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     (e) Landlord will secure construction and permanent financing for construction of the Phase II Manufacturing Expansion. The financing shall be at the following minimum underwriting guidelines: market interest rate; amortized over a twenty (20) year term, with a five (5) year balloon payment; based on a seventy-five percent (75%) loan to value ratio, a ten percent (10%) capitalization rate and a 1.25 debt service coverage ratio. Tenant shall not be required to participate in the financing. If Landlord is unable to secure commitments for construction and permanent financing for the Phase II Manufacturing Expansion within ninety (90) days after approval of the Final Plans and Specifications for Phase II, Tenant will have the option to purchase
(i) the Phase II Manufacturing Land, or (ii) all Phase II Land, or (iii) the entire Property, or (iv) the entire Property together with the Phase II Manufacturing Land or all Phase II Land, by giving Landlord written notice of such election at any time after such Phase II expansion financing commitment date. If Tenant elects to exercise such purchase option, the purchase will be on the same terms and conditions as are provided in Tenant's purchase option under Paragraph 30, below, except that: the price of the Phase II Land included shall be $158,671.00 per acre (such price having been maintained by Tenant's payment of the Phase II Land Commitment in the interim).

     (f) If Landlord has secured the requisite financing for the Phase II Manufacturing Expansion by the Phase II Expansion financing commitment period, then Landlord shall proceed to cause the Phase II Manufacturing Expansion to be completed by a date which is not later than nine (9) months after the date of final approval by Landlord and Tenant of the Finals Plans and Specifications for the Phase II Manufacturing Expansion and receipt all approvals and permits pursuant to Subparagraph (g) below. If Landlord fails to cause substantial completion of the Phase II Manufacturing Expansion by the end of such one (1) year period, then from and after the Phase II Commencement Date, Tenant shall be entitled to abatement of one-half (1/2) day of Annual Base Rent for Phase II for each thereafter that the Phase II Expansion has not been substantially completed.

     (g) If Landlord fails to secure all necessary governmental approvals and permits for construction of the Phase II Manufacturing Expansion within one hundred eighty (180) days after election by Tenant to complete the Phase II Manufacturing Expansion, then Tenant shall have the right to pursue the same as set forth hereinabove in this paragraph and/or to purchase the Property and/or Phase II Land in the same manner as provided in Subparagraph (e) above. Alternatively, Tenant may release the Phase II Manufacturing Land effective immediately and without the one (1) year notice provided in Subparagraph (m), below. Notwithstanding anything to the contrary contained herein, Tenant may, at Tenant's option, directly pursue on its own behalf the necessary governmental approvals and permits for construction of the Phase II Manufacturing Expansion. In such event, Tenant shall fund the reasonable costs thereof, as incurred, and add the same to the total Phase II Manufacturing Project Costs to be subsequently funded and reimbursed to Tenant from the construction financing for the Phase II Manufacturing Expansion.


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          Notwithstanding anything to the contrary contained herein, Tenant may, without exercising the Phase II Office Expansion option, require Landlord to pursue all necessary governmental approvals for the Phase II Office Expansion, as above set forth, at any time after final, unappealed and unappealable approval of Land development for Phase I. In that event, Landlord and Tenant would cooperate in seeking such approvals and Tenant would bear all costs thereof subject to reimbursement, without interest, at such time as Tenant ultimately exercises the Phase II Office Expansion option and Landlord closes on the construction loan financing therefor. In the event that Tenant has funded the Phase II approval process prior to electing the Phase II Office Expansion option, and if, upon a subsequent exercise by Tenant of the Phase II Office Expansion option, Landlord fails to obtain the necessary financing therefore, as above set forth, then
     Tenant shall not be entitled to reimbursement for the costs it has funded by crediting the same against the purchase price payable in connection with any exercise by Tenant of the purchase option allowed under Subparagraph
     (e), above. If Tenant elects to fund the Phase II Office Expansion approvals prior to exercise of its Phase II Office Expansion option, as herein provided, Tenant may abandon the same at any time and cease funding therefor.

     (h) The Annual Base Rent for the Phase II Manufacturing Expansion shall be based on the same ratio of rent to project cost as the Annual Base Rent prior to the Phase II Manufacturing Expansion bears to the total project cost of the Phase I Manufacturing Building. To that end, the Annual Base Rent attributable to the Phase II Manufacturing Expansion shall be equal to the amount obtained by dividing the total costs of the Phase II Manufacturing Expansion by a number equal to the Total Costs of the Phase I Manufacturing project divided by the Annual Base Rent for the Office Property during the first Lease Year. The formula for calculating the Annual Base Rent for the Phase II Manufacturing Expansion shall, accordingly, be as follows:

      Annual Base Rent   =    Total Phase II Manufacturing   x
                              First Lease Year Annual Base Rent
                              for Phase II Project Cost for
                              Phase I Manufacturing Property

         Manufacturing Total Phase I Manufacturing Project Costs

     For purposes of applying the foregoing formula, the terms above set forth shall have their meanings elsewhere provided in this Lease and the following additional definitions shall apply:

          (i) Total Phase I Manufacturing Project Costs shall mean the grand total of the project cost allocation for Phase I, as set forth on Exhibit E after adjustment on account of the Closed Book cost of Tenant Changes and the Open Book cost of Tenant improvements above or below Allowances pursuant to Paragraphs 20(e) through (h) of the Lease; and

          (ii) Total Phase II Manufacturing Project Cost shall mean the total costs of Landlord's Work relating to the Phase II Manufacturing Expansion and falling within the same categories of costs as have been itemized for Phase I on Exhibit E subject to the following


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     changes and limitations. Land acquisition cost for the Phase II
     Manufacturing Expansion shall be limited to $651,172.00. Site work and Shell Building construction costs shall be limited to the contract price therefor pursuant to the general contract with the General Contractor selected by Tenant pursuant to Paragraph 28(c), above. However, if the General Contractor selected by the Tenant is not the Landlord's designated general contractor, then the site work and Shell Building construction costs may additionally include fees and expenses relating to Owner representation on the Landlord's behalf during construction, such as project manager and/or field personnel to oversee and/or inspect the construction by the General Contractor, provided that the costs thereof to be included in the Total Phase II Manufacturing Project Costs shall in no event exceed an amount equal to one percent (1%) of the actual contract price for construction of site work and Shell Buildings. The Costs associated with relocation of James Hance Court and all utilities relocation shall be limited to the amounts provided in Exhibit L subject to adjustment as provided therein.

          The Annual Base Rent, as calculated in accordance with the foregoing, shall be subject to adjustment on account of the change in the cost of financing of Landlord's Work on the Phase II Manufacturing Expansion from such financing cost for Phase I. Such adjustment shall be made by multiplying the Annual Base Rent for the Phase II Manufacturing (calculated as above set forth) by the percentage change between the interest rate applicable on the permanent financing loan initially obtained for the financing of the Phase I Manufacturing Costs and the interest rate applicable to the financing obtained by Landlord for the Phase II Manufacturing Project Costs and adding the result to the Annual Base Rent (if the Phase II interest rate is greater than the Phase I interest rate) or subtracting the result from the Annual Base Rent (if the Phase II interest rate is less than the Phase I interest rate). However, in no event shall the Annual Base Rent be so adjusted on account of a difference in the rate of financing on the Phase II Manufacturing Project Costs by a factor which is any greater than the percentage change between the prime rate quoted by the Wall Street Journal on the date of issuance of the Phase I permanent financing commitment and the prime rate quoted by the Wall Street Journal on the date of issuance of the permanent financing commitment for Phase II.

     (i) At the time that Landlord delivers the Final Plans and Specifications for Tenant's approval for the Phase II Manufacturing Expansion, Landlord will furnish Tenant with an accounting of the Annual Base Rent to be added under the Lease as a result of the addition to the Premises to be included in the Phase II Manufacturing Expansion. Such accounting shall be made in accordance with the formula provided under Paragraph (h) of this section, above, assuming the general contract is to be awarded to Landlord's designated General Contractor. Once the general contract for the construction is actually awarded to Landlord's designated contractor or another general contractor selected by Tenant, the increase in Annual Base Rent attributable to the Phase II Manufacturing Expansion shall be finalized based on such bid award. Thereafter, the Annual Base Rent for the Phase II Manufacturing Expansion shall be adjusted, prior to the Phase II Manufacturing Expansion Commencement Date, only on account of Changes ordered by the Tenant and/or Tenant improvements above or below Allowances in the same manner as the Annual Base Rent for the Manufacturing Building Premises initially subject to this Lease is adjustable on account of such Tenant Changes and/or improvements under Paragraph 20(e) through (h), above. Once the Final Plans have been approved and the general


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contract for the construction has been awarded, the parties will enter into an appropriate addendum to this Lease setting forth the finally confirmed Annual Base Rent for the Phase II Manufacturing Expansion which will thereupon be subject to change only for Tenant ordered Changes and/or improvements as above set forth.

     (j) The Annual Base Rent as finally calculated and adjusted in accordance with the foregoing Paragraph (i) shall commence on the Phase II Commencement Date applicable to the Manufacturing Expansion (defined in this paragraph below) and shall be subject to increases effective on the anniversary date of the Commencement Date occurring every five (5) years thereafter until the end of the initial term of this Lease. Each such increase in the Annual Base Rent attributable to the Phase II Manufacturing Expansion shall be in an amount equal to one and two-tenths percent (1.2%) of the Annual Base Rent in effect prior to such increase. The election by Tenant to proceed with the Phase II Manufacturing Expansion shall not affect or extend the initial twenty (20) year term of this Lease if notice of the exercise of such expansion option takes place in years 1 through 5 of such initial term. If the Tenant elects to proceed with the Phase II Manufacturing Expansion after the fifth (5th) year, but prior to the commencement of the tenth (10th) year, Tenant shall at that time have the option to extend the term by initiating a new twenty (20) year term commencing with the Phase II Manufacturing Commencement Date. In that event: the Second Renewal Period option under Paragraph 5(d)(i)(B) shall be deleted; the first Renewal Period Option under Paragraph 5(d)(i)(A) shall be reduced to a term equal to the difference between the length of the extended initial term and twenty-nine and one-half (291/2) years; and the third Renewal Period Option at Fair Market Rental Value under Paragraph 5(d)(i)(C) shall remain at five and one-half (51/2) years and shall become and replace the deleted Second Renewal Period. The intent of the foregoing is that the extended initial term plus the first Renewal Period (if exercised) shall still equal twenty-nine and one-half (291/2) years and the remaining Renewal Period for five and one-half (51/2) years shall be at Fair Market Rental Value. Whether or not the initial twenty (20) year term is reinitiated, as allowed hereunder, the Annual Base Rent payable for each Lease Year from and after the Phase II Commencement Date (defined below) shall be equal to the Annual Base Rent attributable to Phase II, as calculated in the manner above set forth, plus that amount which would have been payable under this Lease had the Phase II Expansion not been exercised. In that event, the Annual Base Rent payable for years 16 through 20 of the initial Lease term, as set forth in Paragraph 6 and adjusted pursuant to Paragraph 20(e) through (h), shall continue until expiration of the reinitiated initial twenty (20) year Lease term.

     (k) The Premises constructed pursuant to the Phase II Manufacturing Expansion shall become part of the Premises, and the Related Areas of the Phase II Manufacturing Expansion shall become part of the Property, and all of the terms and conditions of this Lease shall first apply thereto, as of the date that Tenant first conducts business in the Phase II Manufacturing Expansion Building(s) in the normal course of its operations, but not before all conditions to commencement, as previously set forth for the initial Premises under this Lease, under Section 5(a) and (b) of this Lease have been met with respect to Landlord's Work on the Phase II Manufacturing Expansion. Such date shall is herein referred to as the "Phase II Commencement Date".


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

     (l) Landlord and Tenant each agree, upon written request of the other, to execute a memorandum confirming the Phase II Manufacturing Expansion Commencement Date, and the adjusted Annual Base Rent after inclusion of the Phase II Manufacturing Expansion, promptly upon determination of the Phase II Manufacturing Expansion Commencement Date.

     (m) All standards of workmanship and materials, warranties, rights and remedies relating to construction of the initial Buildings under Article 20 or elsewhere in this Lease shall, except where superseded by particular or inconsistent provisions of this Article 28, apply to the Phase II Manufacturing Expansion.

     (n) At any time during the term of this Lease, Tenant may release the Phase II Manufacturing Land by giving Landlord written notice one year in advance of such release, as hereinabove set forth in Subparagraph 7(a)(iv). Upon the release of such Phase II Manufacturing Land, the same shall no longer be subject to this Lease and Tenant shall have no rights or obligations with respect thereto except for Tenant's continuing easements thereon and Tenant's rights under the Phase II Land covenants. If the Phase II Manufacturing Land is released, Tenant shall (unless theretofore released) retain its rights with respect to expansion on the Phase II Office Land and, until released, shall continue to pay the Phase II Office Land Commitment component of Additional Rent allocable thereto.

     (o) In the event that, after execution of this Lease, any event or condition occurs or develops, or any law, ordinance or regulation is enacted, which would preclude the development and use of the Phase II Manufacturing Land for the Tenant's Phase II Manufacturing Expansion in accordance with the terms of this Lease, then the Phase II Manufacturing Land Commitment component of Annual Additional Rent shall immediately abate and cease to be payable upon the occurrence or existence of such event or condition, or upon the enactment of such law, ordinance or regulation. Further, as soon as Landlord has knowledge or reason to know that any of the foregoing events has occurred or may occur and will have or may have the effect of materially interfering with the proposed use and development of the Phase II Manufacturing Land and for the purpose of Tenant's Phase II Manufacturing Expansion, Landlord will promptly notify Tenant of the same in writing. If any of Landlord's representations or warranties contained herein, which relate to the proposed use and development of the Phase II Manufacturing Land, are false or materially inaccurate at the time of execution of this Lease, and, as the direct or indirect result thereof, the development and use of the Phase II Manufacturing Land for Tenant's Phase II Manufacturing Expansion or will be prevented or materially impeded, then, without limitation of any other remedies of Tenant under this Lease, Tenant may release the Phase II Manufacturing Land effective immediately and without any advance notice and be entitled to offset against the installments of Annual Base Rent and Annual Additional Rent next coming due under the Lease, until such setoff is fully exercised, all amounts theretofore paid on account of the Phase II Manufacturing Land Commitment. Further, if Tenant releases the Phase II Office Land simultaneously with the release of the Phase II Manufacturing Land, then such setoff shall also include all amounts theretofore paid on account of the Phase II Office Land Commitment. If Landlord fails to notify Tenant promptly when Landlord discovers or has reason to know any facts, conditions or events which may materially interfere with the Landlord's ability to complete the Phase II Manufacturing Expansion, Tenant may, without limitation of any other rights or remedies under this Lease, immediately release the Phase II Manufacturing Land without any advance notice and be entitled to offset against the installments of Annual Base Rent and Annual Additional Rent next coming due under the Lease, until such setoff is fully exercised, all amounts paid on account of the Phase II Manufacturing Land Commitment since the date that Landlord knew or should have known of the existence or occurrence of such facts, conditions or events. In the latter event, if Tenant releases the Phase II Office Land simultaneously with the release of the Phase II Manufacturing Land, then such setoff shall also include all amounts paid since the same date on account of the Phase II Office Land Commitment.


     29 SEPARATE OPTIONS.

     (a) The Phase II Office Expansion option under Paragraph 27 and the Phase II Manufacturing Expansion under Paragraph 28 are separate options which may be exercised simultaneously or individually, such that the Phase II Office Expansion may be exercised independent of the Phase II Manufacturing Expansion and visa versa and it shall not be a condition to exercise of either expansion that the expansion option with respect to the remaining parcel of Phase II can be exercised. However, Tenant may, at its sole option, elect to exercise both expansions simultaneously, in which event Landlord shall process the necessary approvals, secure the necessary financing and construct the two phases simultaneously. If Tenant elects to exercise the Phase II Office Expansion and the Phase II Manufacturing Expansion options simultaneously, then the Phase II Office Expansion and the Phase II Manufacturing Expansion shall be regarded as a single, integral expansion and the Phase II Commencement Date shall not apply with respect to either expansion until the Landlord's Work with respect to both the Office Building Expansion and the Manufacturing Building Expansion are completed in accordance with the terms of this Lease, but Tenant's occupancy and obligations shall commence for each Building Expansion when complete in the same manner as under Paragraph 5(a) respecting Phase I.

     (b) The options to renew set forth in Paragraph 5(d) may be exercised by Tenant with respect to the entire Property (including the Phase II Office Land and/or the Phase II Manufacturing Land to the extent that it is incorporated in the Lease) or may, at Tenant's option, be exercised with respect to only the Office Land (together with the Phase II Office Land if then incorporated) or the Manufacturing Land (together with the Phase II Manufacturing Land if then incorporated). Tenant's written notice of the exercise of the renewal option shall specify whether the renewal option shall apply to the entire Property (together with the Phase II Land if then incorporated) or only to the Office Land (together with the Phase II Office Land if then incorporated) or Manufacturing Land (together with the Phase II Manufacturing Land if then incorporated).

     (c) The purchase option set forth in Paragraph 30, below, may be exercised by Tenant for the entire Property or, at Tenant's option, only with respect to the Office Land (plus the Phase II Office Land if identified in the Tenant's written notice of exercise of the purchase option) or Manufacturing Land (plus the Phase II Manufacturing Land if identified in the written notice of exercise of the Tenant's purchase option).


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

     (d) The Tenant's purchase option under Paragraph 30 and its renewal option under Exhibit B are separate and cumulative options and may be exercised separately and distinctly with respect to the Office Land (and Phase II Office if included) and the Manufacturing Land (and Phase II Manufacturing Land if included). For example, Tenant may elect to purchase the Office Land at the end of the initial term of the Lease, while electing to renew the Lease of the Manufacturing Land at the end of the initial term of the Lease.


     30 PURCHASE OPTION. At the end of the initial term of this Lease, and at the end of any renewal term, or at any such other time as expressly permitted due to Landlord's failure to perform certain stated requirements under this Lease, Tenant shall have the option to purchase the Property. Such purchase shall include the Phase II Manufacturing Land and the Phase II Office Land, if and to the extent that such Phase II Land (or applicable portion thereof) has been incorporated into the Lease pursuant to the Tenant's expansion options. If the Phase II Land, or either portion thereof, has not been incorporated into the Lease pursuant to Tenant's exercise of its expansion options, then Tenant's purchase of the Property pursuant to this purchase option may, at Tenant's election, additionally include such Phase II Land or either portion thereof. The purchase of the Property and any Phase II Land included in the purchase, shall be on the following terms and conditions:

          (a) The purchase price for the Property and any Phase II Land included shall be its Fair Market Value determined as follows (unless otherwise mutually agreed):

               (i) A panel of three (3) appraisers shall be established to determine the Fair Market Value of the Property. Members of the panel of appraisers must have experience in appraising comparable office properties in the Southeastern Pennsylvania region, not be affiliated with either Landlord or Tenant, and be a member of the American Institute of Real Estate Appraisers. Landlord and Tenant shall each appoint one appraiser and the two appraisers so appointed shall promptly name a third appraiser. If either Landlord or Tenant fails to designate an appraiser within ten (10) business days after a written request to do so by the other party, then the other may request the regional director of the chapter of the American Arbitration Association with jurisdiction over disputes arising in the suburban Philadelphia, Pennsylvania metropolitan area ("Director"), or his or her designee, to designate an appraiser who, when so designated, shall act in the same manner as if he or she had been the appraiser designated by the party so failing to designate an appraiser. If the two appraisers are unable to agree upon a third appraiser within ten
          (10) days, such third appraiser shall be designated by the Director upon the request of either of the two appraisers.

               (ii) Each of the three appraisers shall submit, within ten (10) business days after all three appraisers had been designated, a written report specifying the appraisers' opinion of the Fair Market Value of the Property. Each appraisers' report shall be in writing and shall be prepared independently and without consultation with any of the other appraisers. The sale price of the Property shall be equal to the numerical average of the two (2) appraisals closest in amount to one another.

               (iii) Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of all other expenses and the fees and expenses of the third appraiser.

               (iv) All the decisions of the Board of Appraisers arrived at in accordance with the provisions of this subparagraph shall be final and binding.

          (b) Closing on Tenant's exercise of the purchase option shall be held thirty (30) days after the Fair Market Value has been determined in accordance with the above procedure or by other mutual written agreement of the parties.

          (c) Upon closing on the exercise of the Tenant's purchase option, all rights and obligations under this Lease shall terminate.

          (d) Tenant's exercise of the purchase option must be given to Landlord in writing at least one hundred eighty (180) days prior to the end of the initial term or renewal term (unless this purchase option has been triggered by Landlord's default or failure to obtain financing or approvals, or meet progress or completion time requirements, as elsewhere expressly provided in this Lease, in any of which latter events the notice of exercise may be given at any time after any such triggering event).

          (e) The closing date shall be selected by Tenant and shall be at any time prior to the end of the initial term or renewal term, as the case may be, provided that if this purchase option has been triggered by Landlord's default or failure to obtain financing or approvals pursuant to the expressed provisions of this Lease, then the closing date selected by Tenant shall be no later than three (3) months after the date that Tenant gives Landlord written notice of its election to purchase.

          (f) Landlord shall convey to Tenant, or its assignee or nominee, by warranty deed, marketable fee simple title to the Property, together with all of Landlord's right, title and interest in the Final Plans and Specifications and in all permits and approvals, and together with any fixtures and other building equipment, subject to no encumbrances other than the Permitted Exceptions, utility easements granted solely in connection with providing utility service to the Property, restrictive covenants that do not in any way interfere with Tenant's ability to conduct its business at the Property or impose any cost upon Tenant, encumbrances that existed as of the date of this Lease and were approved by Tenant in writing, and any other encumbrances that were approved by Tenant in writing and Real Estate Taxes and assessments no yet due and payable. Tenant shall be entitled to an abatement of the purchase price in an amount equal to any amounts which must be paid or payable to discharge or otherwise any liens or encumbrances existing at the time of closing and not permitted by the terms hereof.

          (g) Transfer taxes shall be divided evenly between Landlord and Tenant unless otherwise provided by this Lease in certain instances.


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

          (h) At the closing, Landlord will deliver to Tenant:

               (i) Releases of liens (to the extent applicable) and/or affidavits for any work performed by or for Landlord, as required by Tenant's title and insurance company in order to insure title without exception for mechanics' liens;

               (ii) Written assignments of any plans, permits, approvals, utility capacities, or other licenses, contracts or agreements relating to the Property for which Tenant requests an assignment; and

               (iii) Such other documents as are reasonably required by Tenant to effect the closing.


     31. CONSTRUCTION MATTERS DISPUTE RESOLUTION.

     (a) For purposes of this article, a "Claim" means a demand or assertion by one of the parties seeking adjustment or interpretation of the terms of this Lease, payment of money, extension of time, modification of plans or specifications, or other relief with respect to the terms of this Lease, to the extent that any such claim relates to or arises out of the Plans and Specifications, the progress reviews thereof, the Landlord's Work and any and all covenants, warranties, representations and exhibits relating thereto, the calculation of adjustments to Annual Base Rent or otherwise relating to the planning, design, construction, substantial completion or completion of the Buildings and Related Areas, the costs of Changes therein or Allowances therefor, and/or any defects or deficiencies existing or alleged to exist therein.

     (b) For purposes of this paragraph, the "Consultant" shall mean and refer to R/E Group Development Advisors unless and until the parties mutually designate another Consultant or another Consultant is designated pursuant to the terms of this article. In the event that the Consultant identified herein or any other Consultant mutually designated or otherwise appointed pursuant to the provisions of this article is no longer able or willing to act as the Consultant hereunder, then the Consultant shall be any successor consultant appointed by the Consultant within seven (7) days after written request by either of the parties for such substitute appointment. If the Consultant fails or refuses to confirm his availability to serve as the Consultant and also fails to appoint a substitute Consultant within seven (7) days after written request by either party, then the Consultant shall be chosen by each parties' selection of an independent licensed architect and the two architects so selected shall mutually appoint the Consultant. For this purpose, each party must select an architect within three (3) days after written request by the other and must notify the other of their selection in writing within such three (3) day period. The architects so selected must mutually appoint the Consultant within seven (7) days after both such architects have been selected and confirmed. If, despite the adherence of the parties to the foregoing procedures, the initially designated Consultant is not willing or able to serve and no substitute Consultant is appointed by such Consultant, mutually agreed by the parties or designated by independent architects selected by them in accordance with the foregoing procedures, then this article shall have no further force or effect and the parties may pursue any Claims and the resolution thereof without mediation or arbitration by the Consultant.


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

     (c) In the event of any Claim, including unresolved disputes within the scope of Subparagraph (a), either party may, by written notice, submit the Claim to the Consultant by giving written notice thereof to the Consultant and to the other party simultaneously. Either party may submit any information or documentation to the Consultant with copies simultaneously provided to the other party. The Consultant may also schedule a meeting of the parties with the Consultant. Within seven (7) days after receipt of notice of a Claim, the Consultant will:

          (i) Request additional supporting data from Landlord or Tenant or their representatives;

          (ii) Notify the parties of a written decision intended to resolve the Claim, which may be on terms as presented by the claimant, or by the other party, or in such other manner as concluded to be proper by the Consultant. In resolving any such Claims, the Consultant shall consider the terms of this Lease, all exhibits hereto, all plans, specifications and other documents generated pursuant to the terms of this Lease and any such data supporting or opposing the Claim as either party has submitted. The Consultant shall resolve the Claim according to the intent of the parties as determined by the Consultant from this Lease and exhibits and any mutually agreed documentation generated therefrom. If the Consultant is unable to determine how the Claim should be resolved on the basis of the mutual intent of the parties at the time of making of this Lease or the applicable documentation attached to or generated pursuant to the terms of this Lease and mutually approved, then the Consultant shall decide the Claim according to industry standards and their application to projects most comparable to the project described in this Lease.

          (iii) If a Claim has not been resolved by the Consultant within seven
     (7) days after written notice thereof, or within seven (7) days after submission of any additional documentation as may have been requested by the Consultant, then either party shall be free to pursue a resolution of the Claim or enforcement of this Lease in any manner allowed under the Lease or by law or in equity.

          (iv) Notwithstanding anything to the contrary contained in this Lease, neither party may exercise any right or remedy or seek to enforce any obligation with respect to any obligation, condition or subject which would appropriately be made the subject of a Claim as defined in Subparagraph
     (a), above, unless and until the matter has first been submitted as a Claim for resolution by the Consultant pursuant to the foregoing provisions of this article. By way of example, but without limitation, no suit or other proceeding may be commenced and no option to terminate this Lease may be exercised on account of any condition, event, defect, nonpayment or other matter within the scope of the Claims set forth in Subparagraph (a) unless and until the Claim is first submitted to the Consultant for disposition in accordance with this article.

          (v) Pending resolution of a Claim by the Consultant, the parties shall proceed in accordance with this Lease to meet all other timetables, obligations, payments and other requirements of the Lease.


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     (d) Any decision by the Consultant with respect to a Claim submitted pursuant to this article will be final and binding unless either party gives written notice of objection to such decision within seven (7) days after its receipt of written notice thereof. Otherwise, the decision of the Consultant shall be deemed to be the mutual agreement of the parties with respect to their resolution of the Claim and shall be regarded as having the same effect as a mutual, written modification of or supplement to this Lease. If either party gives such written notice of objection to the decision of the Consultant within the time period stated, the decision shall not be final or binding on either of the parties but shall be admissible as evidence (subject to competency as evidence under all other applicable rules) in any action or proceeding thereafter initiated and relating to the subject matter of the Claim.

     (e) Landlord and Tenant shall indemnify and hold harmless the Consultant from and against claims, damages, costs, liabilities and expense arising in connection with a Claim submitted by either party or the performance of any Claim resolution functions hereunder. Such indemnification shall extend also to claims asserted by third parties against the Consultant to the extent the same are alleged to relate to any Claim resolution actions or functions hereunder provided, however, as between Landlord and Tenant, inter se, each agrees to bear and be responsible to indemnify the other for the cost of such indemnification of the Consultant against third-party claims if and to the extent that such third-party claim arises out of or in connection with a contract, employment, invitee or other relationship between the third party and the Landlord or Tenant (as the case may be) as such inter se indemnifying party.


     32. RECORDING MEMORANDUM. Landlord and Tenant shall, simultaneously with execution of this Lease, execute a memorandum for recording in the Chester County Office for the Recording of Deeds to give notice of the existence and term of this Lease and of certain options and privileges of Tenant hereunder. The form of the recording of the memorandum shall be substantially as set forth in Exhibit H attached hereto and made a part hereof.


     33. PHASE II LAND COVENANTS AND EASEMENTS.

     (a) Tenant shall have the right to approve any improvements to any released Phase II Land to ensure compatible use and design continuity with Tenant's Phase I development. Future uses on any released Phase II Office Land shall be limited to suburban corporate office uses. Future uses on any released Phase II Manufacturing Land shall be limited to a single-story building for office, warehouse, light manufacturing and assembly uses, with no trucking, loading or truck storage facilities or parking area visible from the Phase I Manufacturing Building. The restrictions contain herein shall be set forth in the recording memorandum mentioned in Paragraph 32.

     (b) In connection with the development of the Property, Landlord shall grant and declare upon Lot 1 an easement permitting the installation, maintenance, repair and replacement of the access drive from Oaklands Boulevard located, in part, on Lot 1, as shown on the Site Plans attached as Exhibit A and servicing the Phase I Office Property. The terms of such easement shall be set forth in a recordable instrument on terms satisfactory to Tenant, whose approval shall not be unreasonably withheld, and shall be recorded prior to the Commencement Date of the Lease. Such easement shall survive any release by Tenant of the Phase II Office


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Expansion on the Phase II Office Land hereunder. In addition, in connection with the development of the Office Land and the Manufacturing Land, Landlord shall grant and declare any such other easements for access, stormwater drainage and management, utilities or other purposes as may be necessary on the Phase II Office Land, Phase II Manufacturing Land, or any such other lands, as may be required either by the Subdivision and Land Development Plans for the Property or as may be otherwise necessary for the proper development of the Property. Such easements shall be prepared by Landlord in the form of recordable instruments on terms satisfactory to Tenant, whose approval shall not be unreasonably withheld, and shall be recorded prior to the Commencement of construction pursuant to this Lease.


     34. INDEMNIFICATION.

     (a) Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, liability and expenses (other than consequential damages but including reasonable attorneys' fees) for loss or damage suffered by Landlord because of (i) the negligence of Tenant, its agents, contractors or employees, and (ii) any act or occurrence in the Premises, unless caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees.

     (b) Landlord shall indemnify Tenant and save Tenant harmless from and against any and all claims, liabilities and expenses (other than consequential damages but including reasonable attorneys' fees) for loss or damage suffered by Tenant because of (i) the negligence of Landlord or Landlord's agents, contractors or employees, and (ii) any act of occurrence on the Phase II Land, or the Oaklands Corporate Center outside of the Premises, unless caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees.

     (c) Nothing in this Paragraph 34 is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. To the extent permitted by the policies of insurance required to be maintained hereunder, each party waives and releases the other from any claims for damage or losses which are covered by such policies of insurance and shall, to the extent possible, cause the policies of insurance required to be maintained by it hereunder to include waivers of subrogation whereunder the insurer agrees that such waiver and release shall not effect coverage under such policies and shall be binding upon the insurer.


     35. ENVIRONMENTAL COMPLIANCE. Tenant will not cause or permit any toxic or hazardous substances to be used, stored, generated or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors or invitees, except in accordance with applicable Environmental Laws. Tenant will indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs (including reasonable attorneys' fees) and liabilities arising from a breach by Tenant of the foregoing obligation to comply with Environmental Laws. Without limiting the foregoing, if Tenant causes or permits the presence of any hazardous or toxic substances on the Premises in a manner which violates applicable Environmental Laws and such results in contamination,


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Tenant will promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such contamination.


     36. LIMITATION OF LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of a default or breach by Landlord with respect to any of the terms, covenants, agreements, provisions and conditions of this Lease to be kept, observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.


     37. ATTACHMENTS. The following exhibits form a part of this Lease and were attached before this Lease was signed by the parties:


Exhibit A - Site Plans:

Land Development Plan, Lots 4, 7 and 8 Oaklands Corp. Center made by Chester Valley Engineers dated 6/30/97

Conditional Use Plan, Lots 1, 4, 7, 8 and 11, CFM Technologies, Phase I, Oaklands Corporate Center, made by Bernardon and Associates, dated 4/17/97

Oaklands Corporate Center Plan of Resubdivision for Lots 9, 11, 12 and 13 made by Chester Valley Engineers, Inc., dated December 10, 1996 (marked to show Phase I Manufacturing Land and Phase II Manufacturing Land)

Resubdivision Plan, Lots 1, 3 and 4, Oaklands Corporate Center for Oaklands Business Parks Inc. dated April 6, 1995, last revised June 22, 1995 (marked to show Phase I Office Land and Phase II Office Land)


Exhibit B - Schedule of Estimated Real Estate Taxes and Operating Expenses


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Exhibit C - Base Plans and Specifications:

CFM Technologies Rendering by Bernardon and Associates (PR-0)

First Floor Plan, New Building for CFM Technologies, Inc., by Bernardon and Associates dated 7/3/97 (PR-1)

Second Floor Plan, New Building for CFM Technologies, Inc., by Bernardon and Associates, dated 7/3/97 (PR-2)

Third Floor Plan, New Building for CFM Technologies, Inc., by Bernardon and Associates, dated 7/3/97 (PR-3)

Fourth Floor Plan, New Building for CFM Technologies, Inc., by Bernardon and Associates, dated 7/3/97 (PR-4)

Plan of New Building for CFM Technologies, Inc., East and West Elevations, by Bernardon and Associates, dated April 21, 1997. Last revision 7/3/97 (PR-5)

New Building for CFM Technologies, Inc., Typical Wall Sections, dated April 21, 1997, last revised 7/3/97, made by Bernardon and Associates (PR-6)

Section A-A New Building for CFM Technologies, Inc., Floor Plan, made by Bernardon and Associates, dated 5/6/97, last revised 7/3/97 (PR-7)

New Building for CFM Technologies, Inc., Production Building Floor Plan, made by Bernardon and Associates, dated 4/17/97, last revised 7/3/97 (PR 1.1)

New Building for CFM Technologies, Inc., Production Building Elev/Wall Section, made by Bernardon and Associates, Elevations, dated 4/17/97, last revised 7/3/97 (PR-2.1)

New Building for CFM Technologies, Production Building Section by Bernardon Associates dated 5/6/97, last revised 7/3/97 (PR-3.1)

Preliminary Project Manual for Office Building, CFM Technologies, Inc., made by Bernardon and Associates, dated 5/2/97, last revised 7/3/97

Preliminary Project Manual for Production Facility, CFM Technologies, Inc., made by Bernardon and Associates, dated 5/2/97, last revised 7/3/97


Exhibit D - Developer Schedule

Phase I Manufacturing Developer's Schedule Phase I Of Office Building Developer's Schedule




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Exhibit E - Budget

Phase I 80,000 Square Foot Office Project Cost Allocation, by Knauer & Gorman, dated April 29, 1997

Phase I 60,000 Square Foot Manufacturing Project Cost Allocation, by Knauer & Gorman, dated April 29, 1997


Exhibit F - Subordination, Nondisturbance and Attornment Agreement

Exhibit G - Design Build Agreement - To be prepared (A1A DOC A191)

Exhibit H - Recording Memorandum - To be prepared

Exhibit I - Early Startup Expenses, by Knauer & Gorman, dated April 21, 1997 /
            Knauer & Gorman letter dated 5/29/97 to R. Buckner / Memo from R. Buckner to Knauer and Gorman dated 5/30/97

Exhibit J - Letter dated April 18, 1997, from Knauer & Gorman, Addressing Office
            Building Height Issue

Exhibit K - Letters dated April 25, 1997 from Knauer & Gorman and April 24, 1997 from Chester Valley Engineers, Inc. Addressing Stormwater
            Management Issues

Exhibit L - James Hance Court Relocation Cost Schedule (3 pages) and Phase II
            Office Storm and Sanitary Sewer Relocation Cost Schedule (2 pages), by Knauer & Gorman, dated April 30, 1997

Exhibit M - List of Approved Alternates (Shell Building Related Construction
            Cost Estimate Beyond Scope of RFP) Knauer & Gorman Inc., dated April 17, 1997 (last revised May 1, 1997)

Exhibit N - Subordination Agreement by Owner

Exhibit O - CFM Phase - I Cash Requirements

Exhibit P - Design Build Purchase Price Schedule

        (a) Tenant's Purchase Option - Landlord's Completion Default (6/18/97)

        (b) Tenant's Purchase Option - Landlord's Financing Default (6/18/97)

        (c) Tenant's Purchase Option - Landlord's Breach After Loan Commitment


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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease.


                                  CFM PARTNERS


      By:/s/ James J. Gorman
------------------------------------
      James J. Gorman


      By: /s/ Christopher J. Knauer
 ------------------------------------
      Christopher J. Knauer



                             CFM TECHNOLOGIES, INC.


      By: /s/ Lorin J. Randall
-----------------------------------
      Lorin J. Randall











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